EXHIBIT 2.2

LIMITED LIABILITY COMPANY AGREEMENT

OF

ASHAREX FINE ART, LLC

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS AGREEMENT OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY, THE MANAGING MEMBER OR THEIR AFFILIATES, OR ANY PROFESSIONAL ASSOCIATED WITH THE OFFERING OF EQUITY IN THE COMPANY, AS LEGAL, TAX OR INVESTMENT ADVICE.  EACH INVESTOR SHOULD CONSULT WITH AND RELY ON HIS OR HER OWN ADVISORS AS TO THE LEGAL, TAX AND/OR ECONOMIC IMPLICATIONS OF THE INVESTMENT DESCRIBED IN THIS AGREEMENT AND ITS SUITABILITY FOR SUCH INVESTOR.  AN INVESTMENT IN THE SERIES OF CLASS A SHARES OF A SERIES ESTABLISHED BY THE COMPANY CARRIES A HIGH DEGREE OF RISK AND IS ONLY SUITABLE FOR AN INVESTOR WHO CAN AFFORD LOSS OF HIS OR HER ENTIRE INVESTMENT IN SUCH CLASS A SHARES.

THE CLASS A SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER STATE.  ACCORDINGLY, THE CLASS A SHARES OF A SERIES MAY NOT BE TRANSFERRED, SOLD, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR A VALID EXEMPTION FROM SUCH REGISTRATION.

i

ii

iii

LIMITED LIABILITY COMPANY AGREEMENT

OF

ASHAREX FINE ART, LLC

This LIMITED LIABILITY COMPANY AGREEMENT OF ASHAREX FINE ART, LLC (this Agreement) is entered into between aShareX Fine Art, LLC, a Delaware series limited liability company (the “Company”) and aShareX Holdings, LLC, a Delaware limited liability company (the “Managing Member”), effective as of January 13, 2023 (the “Effective Date”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in Section 1.1.

A. The Company was formed as a series limited liability company under Section 18-215 of the Delaware Act pursuant to a certificate of formation filed with the Secretary of State of the State of Delaware on the Effective Date.

B. This Agreement is intended to govern the operations of the Company and each Series it designates, as well as the rights and obligations of the Members.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

100% Bid means a bid by one Person for the entire Artwork.

100% Bidder means a Person placing a 100% Bid.

Abort Costs means all fees, costs and expenses incurred in connection with any Artwork proposals pursued by the Company or a Series that do not proceed to completion.

Accredited Investors means as defined under Rule 501(a) of Regulation D.

Acquisition Cost means the cost of each Artwork to be acquired by a Series comprised of the Hammer Price, Buyer’s Premium, Taxes and Sourcing Fee.

Acquisition Date means, as to any Artwork, the date the Artwork is purchased by the associated Series.

Additional Series Member means, as to any Series, a Person admitted as a Series Member in accordance with Article III as a result of an issuance of Class A Shares to such Person in a Subsequent Offering, for so long as such Person remains an Additional Series Member, and its successors and assigns who are admitted as Series Members.

Adjustment Year has the meaning ascribed to said phrase under Section 6225(d)(2) of the Code.

1

Advisory Board has the meaning assigned to such term in Section 5.4.

Affiliate means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, none of the Company Group Members shall be deemed an Affiliate of an aShareX Party.

Aggregate Investment Limit means, (a) as to Benefit Plan Investors, an investment that would result in a Benefit Plan Investor owning, when aggregated with the holdings of all other Benefit Plan Investors, more than 24.9% of the Class A Shares in any Series, (b) as to an Investor who is not an Accredited Investor, means an investment in Class A Shares of a Series which, when aggregated with its investment in the Class A Shares of all other Series, will exceed 10% of the greater of his or her annual income or net worth, in the case of an individual, or 10% of its net income or net worth, in the case of an entity, in each case as certified by the Investor in its Auction Agreement and Subscription Agreement, and (c) as to all other Investors, such investment limit as the Managing Member may impose on its net income, net worth and/or liquidity.

Aggregate Offering Price means, as to any Series, the product obtained by multiplying (i) the number of Class A Shares issued in its Initial Offering and in any Subsequent Offering, by (ii) the Offering Price of the Class A Shares issued in such Offerings.

AML means “anti-money laundering” rules and screening intended to provide the Company with assurance that a potential investor’s funds are not from an illicit source.

Agreement has the meaning assigned to such term in the preamble.

Approval Percentage, means, the percentage determined by (a) multiplying for each Series, its Series Voting Percentage by the percentage obtained by dividing its Series Voting Shares casting votes in favor of the matter in question, by the total Voting Shares of all Series casting votes with respect to such matter, and (b) adding up the percentage figures so obtained.

Artwork means, with respect to a Series, the piece or pieces of fine art purchased by the Series upon the Closing of its Initial Offering.

aShareX Entities means, collectively or individually (an “aShareX Entity”), each of aShareX, Inc., aShareX Holdings, LLC, aShareX Management, LLC, and each of their respective direct and indirect Affiliates.

aShareX Parties means, collectively or individually (an “aShareX Party”), each of the aShareX Entities, and each of their respective directors (including advisory board members), managers, officers, representatives, and direct and beneficial owners, whether past or present, and each of the directors, managers, officers and representatives of a Company Group Member serving at the request of the Managing Member, including the Liquidator and the Tax Representative.

2

Asset Management Agreement means the Asset Management and Administrative Services Agreement entered into between the Asset Manager, a Series and its SP pursuant to which the Asset Manager agrees to render day to day entity level and asset level management and administrative services for the benefit of the Series and SP.

Asset Manager means aShareX Management, LLC, or its legal successors or permitted assigns.

Auction means the auction to be conducted to bid on each Artwork at which potential Investors will bid, through use of the Auction Platform, as Fractional Bidders or individually as a 100% Bidder to purchase the Artwork.

Auction Agreement means the agreement to be executed by each potential investor prior to an Auction confirming, among other matters, (a) certain investor representations and warranties, including as to its status as a Qualified Purchaser, (b) its legal obligation to fund a capital contribution to the applicable Series equal to its Winning Bid and to execute a Subscription Agreement subscribing for the associated Class A Share, and (c) its agreement to be bound by the terms of the Operating Agreement.

Auction House has the meaning set forth in Section 2.5.

Auction Platform means the proprietary auction platform developed by aShareX to enable potential investors to bid either as Fractional Bidders or 100% Bidders in real-time to purchase the subject Artwork.

Beneficial Owner means as to a Class A Share, any Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such Class A Share, and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such Class A Share. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings. Notwithstanding the forgoing, any determination as to whether a Person is a “Beneficial Owner” shall be determined in accordance with Section 13d-3(a) of the Exchange Act, as amended.

Benefit Plan Investor means (a) any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) any “plan” (as defined in Section 4975 of the Code) that is subject to Section 4975 of the Code, and (c) any entity that is deemed to hold plan assets of any plan described in (a) or (b) by virtue of such plan’s investment in that entity.

Broker means initially Dalmore Group, LLC or any Person who has been appointed by the Company and specified in any Series Designation to provide execution and other services relating to an Initial Offering of a Series.

Brokerage Fee means the fee payable to the Broker for the purchase by Investors of Class A Shares in an Initial Offering equal to an amount agreed between the Managing Member and the Broker, plus any expenses payable to the Broker for such services.

Business Day means any day other than a Saturday, a Sunday or a day on which commercial banks in Delaware are authorized or required to close.

3

Buyer’s Premium means a form of selling commission, generally a percentage of the Hammer Price, based on a graduated scale set by each Auction House, and paid by the buyer of the Artwork.

Capital Account has the meaning set forth in Section 9.1(a).

Capital Contribution means, with respect to any Member, the amount of cash and the initial Gross Asset Value of any other property contributed or deemed contributed to the capital of a Series by or on behalf of such Member, reduced by the amount of any liability assumed by such Series relating to such property and any liability to which such property is subject.

Cayman means aShareX Fine Art, SPC, a Cayman Islands segregated portfolio company wholly owned by the Company.

Certificate of Formation means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware.

Class A Members means, as to any Series, a holder of Class A Shares in such Series and who by virtue of such holding is a Series Member.

Class A Shares means the class of securities of a Series issued to the Investor Members upon the Closing of the associated Offering.

Class B Shares means the class of securities of a Series issued to the Managing Member entitling it to 10% of the Value Appreciation in the Artwork upon its sale.  The Class B Shares, at the discretion of the Managing Member, are convertible in whole or in part into Class A Shares of the Series prior to a sale of the Artwork pursuant to the Conversion Formula.

Closing means the successful completion of an Initial Offering upon which Investor Members who are all Qualified Purchasers fund Capital Contributions to the applicable Series in an amount equal to the Acquisition Cost of the Artwork.  It may also apply to the closing of a Subsequent Offering.

Code means the Internal Revenue Code of 1986, as amended and in effect from time to time.  Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

Company means aShareX Fine Art, LLC, a Delaware series limited liability company, and any legal successors thereto.

Company Group Member means the Company, Cayman, each Series, each SP and each of their respective Affiliates (which shall not include the aShareX Entities).

Company Majority Approval means the approval of a matter by the Series Members if the total Approval Percentage exceeds 50%.

Company Super Majority Approval means the approval of the matter in question by the Series Members if the total Approval Percentage exceeds 66.66%.

4

Conversion Formula: The formula for determining the number of Class A Shares to be issued to the Managing Member upon the conversion of its Class B Shares in a Series. If all of the 1,000 Series Class B Shares are being converted, the conversion formula is as follows: Multiply 10% by the positive difference between the Market Value of the Series Class A Shares on the conversion date and their Aggregate Offering Price, and divide the product so obtained by the Price Per Share of the Class A Shares. If only a portion of the Class B Shares are being converted, the figure determined in the preceding sentence shall be multiplied by a fraction, the numerator of which is the total Class B Shares being converted and the denominator of which is 1,000.

Delaware Act means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq.

DGCL means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq.

Effective Date means January 13, 2023.

ERISA means the Employee Retirement Income Security Act of 1974.

Escrow Agent means the independent escrow agent engaged by the Company with respect to each Initial Offering to hold Investor funds until such time as there is a Closing of the Initial Offering.

Exchange Act means the Securities Exchange Act of 1934.

Executing Broker means the registered broker-dealer engaged by the Company to execute trades of Class A Shares in the secondary market through utilization of the Trading Platform.

Extraordinary Expenses means for each Series or SP, any expense or cost other than an Operating Expense or Offering Expense.

Extraordinary Loans for each Series means the loans or other financings obtained to fund the Extraordinary Expenses of such Series.

Fiscal Year means a calendar year ending on December 31.

Form of Adherence means, in respect of an Initial Offering or Subsequent Offering, a subscription agreement or other agreement substantially in the form appended to the Offering Document pursuant to which an Investor Member or an Additional Series Member agrees to adhere to the terms of this Agreement or, in respect of a Transfer, a form of adherence or instrument of Transfer, each in a form satisfactory to the Managing Member from time to time, pursuant to which a Substitute Series Member agrees to adhere to the terms of this Agreement.

Fractional Bid means a bid for a number of shares less than the total number of shares offered for the Artwork.

Fractional Bidder means a potential investor that places a Fractional Bid.

5

GAAP means United States generally accepted accounting principles consistently applied, as in effect from time to time.

Governmental Entity means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

Gross Asset Value means, with respect to any asset contributed by an Investor Member to a Series, the gross fair market value of such asset as determined by the Managing Member.

Hammer Price means the price at which an auctioneer declares the Winning Bid.

Initial Offering means the first offering or private placement and issuance of any Series, other than the issuance of Class B Shares to the Managing Member.

Investment Advisers Act means the Investment Advisers Act of 1940.

Investment Company Act means the Investment Company Act of 1940.

Investment Limit means, (a) with respect to all Benefit Plan Investors, any investment in a Series that would exceed 24.9% of the aggregate Outstanding Class A Shares of a Series, (b) with respect to any Person who is not an Accredited Investor, 10% of the greater of such Person’s  annual income or net worth, if a natural person, and, with respect to any entity, 10% of the greater of such Person’s annual revenue or net assets at fiscal year-end, and (c) with respect to any Person, such investment limit as is imposed by the Managing Member on such Person’s investment in any Series based on such Person’s net worth, liquidity or other financial metrics.

Investor means a Person who acquires Class A Shares in a Series upon the Closing of an Initial Offering or a Subsequent Offering and who thereupon becomes an Investor Member of such Series.

Investor Platform means the proprietary platform available to potential and actual Investors and other registered users who have a user profile to browse and screen potential art investments, glean information as to their investment in a Series or the Company, review the Company’s SEC and other regulatory filings, review tax and financial information concerning the associated Series, review the Auction Agreement and Subscription Agreement related to an Offering and place bid or ask requests concerning a potential trade of the Class A Shares.

Investor Members mean those Persons who acquire Class A Shares in an Offering of a Series, for so long as they remain Investor Members, and their successors and assigns admitted as Series Members.

Involuntary Transfer means any actual or proposed Transfer of Class A Shares by operation of law, including (i) in the case of a Member who is a natural person, upon such Member’s death or the entry by a court of competent jurisdiction adjudicating such Member incompetent to manage such Member’s person or such Member’s property; (ii) in the case of a Member that is a trust, the termination of the trust, (iii) in the case of a Member that is a partnership or limited liability company, the dissolution and commencement of winding up of the partnership or limited liability company; (iv) in the case of a Member that is an estate, the distribution by the fiduciary of the estate’s interest in the Company; and (v) in the case of a Member that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter.

6

KYC means “know your customer” rules which are intended to assure that the Company has pre-screened potential Investors to ensure they are eligible to invest.

Liquidator means one or more Persons selected by the Managing Member to perform the functions described in Section 11.2 as liquidating trustee of the Company or a Series, as applicable, within the meaning of the Delaware Act.

Losses has the meaning ascribed to such term in Section 5.1(a).

Majority Vote means the approval of a matter affecting only the particular Series in question by those holders who own more than 50% of the Series Voting Shares casting votes in respect of such matter.

Managing Member means, as the context requires, the managing member of the Company or the managing member of a Series.  The initial Managing Member shall be aShareX Holdings, LLC.

Market Value means as to any Series Class A Shares, the product determined by multiplying the Price Per Share by the total number of Outstanding Class A Shares of the Series immediately prior to the date Class B Shares are being converted into Class A Shares.

Member means each member of the Company associated with a Series, including, unless the context otherwise requires, the Managing Member and each Series Member.

National Securities Exchange means an exchange registered with the U.S. Securities and Exchange Commission under Section 6(a) of the Exchange Act.

Net Sales Proceeds, determined at the time the Artwork is sold or disposed of, means the amount by which the cash  proceeds from the sale or disposition, exceed the sum of (i) the costs of the sale, including taxes and any Seller Commission or other fees paid to the auction house or other seller intermediary for facilitating the sale or disposition, (ii) the outstanding balance of any Extraordinary Loans of the Series to be paid from such proceeds, (iii) the expected costs of liquidating the associated Series and SP, and (iv) the amount necessary in the Managing Member’s good faith discretion to create a reserve for contingent expenses or liabilities, reduced (even if below zero) by the amount of any cash released from such reserve.  Net Sales Proceeds will generally equal the amount to be distributed to the Series Members following such sale or disposition.

Offering means an Initial or Subsequent Offering of Class A Shares (or similar equity as to the Class A Shares) of a Series.

7

Offering Document means, with respect to any Series, the offering circular, offering statement, supplement, amendment or other offering documents related to the Initial Offering of the Series Class A Shares, in the form approved by the Managing Member and, to the extent required by applicable law, approved or qualified, as applicable, by the SEC or other applicable Governmental Entity.

Offering Expenses means the fees and expenses associated with each Offering, whether successful or not, including Abort Fees, SEC filing fees, legal and audit fees, the fees of the Broker, the Escrow Agent, the Transfer Agent and North Capital, and the costs of establishing the associated Series and SP.

Offering Price means the price per share upon which the Class A Shares of a Series are sold to Investor Members upon the closing of an Initial Offering or Subsequent Offering.

Operating Expenses as more specifically defined in the Asset Management Agreement, means the normal, routine expenses of the Company Group Members, including SEC filing fees, legal, accounting and audit fees connected with such filings, the fees and costs associated with maintaining the legal existence of the Company Group Members, the costs of running each Auction, and the insurance, storage and transportation costs associated with the Artwork.

Outstanding means all Class A Shares of a Series that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination.

Person means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

Price Per Share means, as of the close of business on the Business Day preceding the date Class B Shares are being converted into Class A Shares of a Series, the volume weighted average trading price (“VWAP”) of the Class A Shares of the associated Series on the Trading Platform or other trading system on which the Class A Shares are being traded over the most recent period in which the total aggregate trading volume over such period is at least 5% or more of the public float, provided that if such trading volume limitation has not been met for the preceding 180 day period, the Manager shall request that the Asset Manager obtain an appraisal of the Price Per Share from one or more independent, nationally-recognized, third party appraisal companies and such appraisal shall constitute the Price Per Share for such Series Class A Shares.

Prime Rate means the prime rate published by the Wall Street Journal (or comparable publication of wide circulation if the Journal ceases publication) at the time the loan is funded.

Protected Person  means (i) each aShareX Party, (ii) any Person who serves at the request of an aShareX Entity as an officer, manager, director or representative of a Company Group Member, (iii) any Person who was, at the time of the act or omission in question, such a Person, and (iv) at the election of the Managing Member, any employee or other person performing services to or for the benefit of any of the aShareX Parties or a Company Group Member whom the Managing Member determines in good faith should be indemnified hereunder.

Purchase Price means, with respect to each Artwork acquired through Auction, the sum of the Hammer Price and the Buyer’s Premium.

8

Qualified Purchaser is defined under Regulation A of the Securities Exchange Act and generally means (i) an Accredited Investor, and (ii) all other investors (“non-accredited investors”) so long as their investment in the  Class A Shares or other Class A Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Record Date means the date established by the Managing Member for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members associated with any Series or entitled to exercise rights in respect of any lawful action of Members associated with any Series or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

Record Holder or holder means the Person in whose name such Class A Shares are registered on the books of the Company, or its transfer agent, as of the opening of business on a particular Business Day, as determined by the Managing Member in accordance with this Agreement.

Removal Date has the meaning set forth in Section 10.1.

SEC means the U.S. Securities and Exchange Commission.

Securities Act means the Securities Act of 1933.

Series has the meaning assigned to such term in Section 3.3(a).

Series Assets means, at any particular time, the interests in the associated SP, the Artwork owned by the SP, and the assets, properties (whether tangible or intangible, and whether real, personal or mixed) and rights of any type contributed to or acquired by the Series or its SP and owned or held by or for the account of such Series or SP.

Series Designation has the meaning assigned to such term in Section 3.3(a).

Series Member means together, the Investor Members, Additional Series Members of a Series, and their successors and assigns who are admitted to the Company as a Successor Series Member in their place, but shall exclude the Managing Member in its capacity as Managing Member of the Series holding Class B Shares.  For the avoidance of doubt, the Managing Member or any of its Affiliates shall be a Series Member to the extent it or they purchase Class A Shares in a Series.

Series Voting Percentage means, as to each Series, the percentage determined by dividing the Aggregate Offering Price of the Outstanding Class A Shares issued by such Series by the Aggregate Offering Price of the Outstanding Class A Shares issued by all Series whose Artwork has not been sold as of the Record Date for any vote.

Service has the meaning set forth in Section 9.3(a).

9

Sourcing Fee means the sourcing fee paid to the Asset Manager by the Investor Members in a particular Series equal to four percent (4%) of the Purchase Price of the Artwork acquired by such Series.

SP means a segregated portfolio established by Cayman to own a specific Artwork.

Subscription Agreement means the agreement to be executed by each Investor Member (i) reconfirming, among other matters, the representations and warranties made in its Auction Agreement, including Accredited Investor status, and (ii) confirming its agreement (A) to accept the Class A Shares allotted to the Investor Member upon funding its Capital Contribution associated with its Winning Bid, and (B) to be bound by the terms of this Agreement.

Subsequent Offering means any further issuance of Class A Shares in any Series, excluding any Initial Offering or Transfer.

Substitute Series Member means a Person who is admitted as a Series Member of the Company and associated with a Series as a result of a Transfer of Class A Shares to such Person.

Taxes means any sales, use, VAT or similar tax imposed by a federal, state or local tax authority on the sale of the Artwork.

Tax Proceeding has the meaning set forth in Section 9.3(a).

Tax Representative has the meaning set forth in Section 9.3(a).

Trading Platform means the PPEX ATS system licensed to the Company and operated by North Capital Private Securities Corporation to facilitate trades of Class A Shares in the secondary market by allowing the Executing Broker to match bid and asks.

Transfer means, with respect to a Class A share, a transaction by which it is assigned to another Person who is eligible to and does become a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

Transfer Agent means a Person designated by the Company as the transfer agent for the Company with respect to each specific Series Offering to record ownership of the Class A Shares issued by such Series.

Value Appreciation means the positive difference between (i) the Net Sales Proceeds received upon the sale of the Artwork, and (ii) its Purchase Price.

Vote Limit means a Class A share as to which its Record Holder irrevocably revokes and relinquishes the voting rights attributable to such Class A share such that it will not be considered Outstanding for voting or quorum purposes.

Voting Shares means the Outstanding Class A Shares in a particular Series entitled to vote on a particular matter, excluding (a) Class A Shares subject to a Vote Limit, and (b) any Class A Shares held by the aShareX Parties, except that they will be counted for quorum purposes, and they will be counted as Voting Shares in connection with any vote to approve the sale or disposition of the Artwork associated with such Series.

10

Winning Bid means a bid submitted by an Investor on the Auction Platform that is part of the bid submitted by Fractional Bidders that is at or above the price point that prevails in winning the Auction.

Section 1.2 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to paragraphs, Articles and Sections refer to paragraphs, Articles and Sections of this Agreement; (c) the term “include” or “includes” means “includes, without limitation,” and “including” means “including, without limitation,” (d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (e) “or” has the inclusive meaning represented by the phrase “and/or,” (f) unless the context otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, (g) references to any Person shall include all predecessors of such Person, as well as all permitted successors, assigns, executors, heirs, legal representatives and administrators of such Person, and (h) any reference to any statute or regulation includes any implementing legislation and any rules made under that legislation, statute or statutory provision, whenever before, on, or after the date of the Agreement, as well as any amendments, restatements or modifications thereof, as well as all statutory and regulatory provisions consolidating or replacing the statute or regulation. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

ARTICLE II

ORGANIZATION

Section 2.1 Formation. The Company has been formed as a series limited liability company pursuant to Section 18-215 of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company and each Series shall be governed by the Delaware Act.

Section 2.2 Name. The name of the Company shall be aShareX Fine Art, LLC. The business of the Company and each Series and SP may be conducted under any other name or names, as determined by the Managing Member. The Managing Member may change the name of any Company Group Member, at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.

11

Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Managing Member in its sole discretion, the registered office of the Company in the State of Delaware, and its registered agent for the service of process on the Company and each Series in the State of Delaware at such registered office, shall be the entity and address identified as such on the Company’s Certificate of Formation. The principal business office of the Company and each Series shall be located at the office of the Managing Member, 10990 Wilshire Blvd., Suite 1150, Los Angeles, California 90024, or at such other place as the Managing Member may from time to time designate by notice to the Members or Series Members, as applicable. The Company and each Series may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member determines to be necessary or appropriate. The Managing Member may change the registered office, registered agent or principal office of the Company or of any Series at any time and from time to time and shall notify the applicable Series Members of such change in the next regular communication to such Series Members.

Section 2.4 Purpose; Acquisition of Artwork; Powers.

(a) The purpose of the Company and, unless otherwise provided in the applicable Series Designation, each Series shall be to (i) form and acquire 100% of the equity interests in Cayman, (ii) own, through each Series, a collection of high quality, investment grade, fine art (collectively or individually, as the context may require, the “Artwork”), with the Artwork to be purchased by an individual Series and owned by its associated SP, (iii) conduct any and all activities related or incidental to the foregoing purposes, and (iv) promote, conduct or engage in, directly or indirectly, any business, purpose or activity related to the foregoing purposes that lawfully may be conducted by a series limited liability company organized pursuant to the Delaware Act.

(b) The Company, acting through the Managing Member, shall be empowered to do any and all acts and things necessary or appropriate for the furtherance and accomplishment of the purposes described in Section 2.4(a). Except as otherwise expressly provided in this Agreement or as required by the Delaware Act, the Managing Member shall have complete and exclusive discretion in the management and control of the affairs and business of the Company and each other Company Group Member, and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of the Company, including doing all things and taking all actions necessary to carry out the terms and provisions of this Agreement. Except as otherwise expressly provided in this Agreement, the Managing Member shall have, and shall have full authority in its discretion to exercise, on behalf of and in the name of the Company, all rights and powers of a “manager” of a limited liability company under the Delaware Act necessary or convenient to carry out the purposes of the Company.

Section 2.5 Acquisition of Artwork. To facilitate the acquisition of the Artwork, aShareX, Inc. has licensed to the Company and its registered users the right to use a proprietary, web-based informational platform (the “Investor Platform”) and a proprietary, online bidding platform (the “Auction Platform”). Potential Investors who are (i) pre-registered on the Investor Platform, (ii) have been qualified by the Company as Qualified Purchasers and have passed KYC and AML screening requirements, and (iii) have executed an Auction Agreement in the form prescribed by the Company, may bid as a group to acquire the Artwork at an auction (the “Auction”) to be conducted by a nationally recognized auction house (the “Auction House”) or by the Managing Member itself, in each case using the Auction Platform. Each such potential Investor may submit a bid to acquire a fractional interest in the Artwork or to acquire its entire ownership. If the bidders as a group (each, a “Fractional Bidder”) submit the winning bid for the Artwork, each Investor participating in the winning bid shall be required to fund to the escrow account established for such purpose by the Company an amount equal to its portion of the winning bid (as to such investor, its “Winning Bid”), and, upon the closing of the associated Initial Offering, the Investor will be issued Class A Shares equating to its Winning Bid based on the Offering Price of the Class A Shares, subject to such adjustments as necessary to round up or down the Investor’s purchase price to avoid the issuance of fractional shares. The Class A Shares so acquired represent, indirectly, a fractionalized ownership interest in the underlying Artwork owned by the Series.

12

Section 2.6 Power of Attorney.

(a) Each Series Member hereby constitutes and appoints the Managing Member and, if a Liquidator shall have been selected pursuant to Section 11.2, the Liquidator, and each of their authorized officers and attorneys in fact, as the case may be, with full power of substitution, as its true and lawful agent and attorney in fact, with full power and authority in his or her name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(A) all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Managing Member or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a series limited liability company in the State of Delaware and in all other jurisdictions in which the Company or any Series may conduct business or own property;

(B) all certificates, documents and other instruments that the Managing Member or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;

(C) all certificates, documents and other instruments that the Managing Member or Liquidator determines to be necessary or appropriate to reflect the dissolution, liquidation or termination of the Company or a Series pursuant to the terms of this Agreement;

(D) all certificates, documents and other instruments relating to the admission, withdrawal or substitution of any Series Member pursuant to, or in connection with other events described in, Article III or Article XI;

(E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any Series of Class A share issued pursuant to Section 3.3;

(F) all certificates, documents and other instruments that the Managing Member or Liquidator determines to be necessary or appropriate to maintain the separate rights, assets, obligations and liabilities of each Series; and

(G) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company; and

13

(H) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Managing Member or the Liquidator determines to be necessary or appropriate to:

(xx) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by any of the Members hereunder or is consistent with the terms of this Agreement; or

(yy) effectuate the terms or intent of this Agreement; provided, that when any provision of this Agreement that establishes a percentage of the Members or of the Members of any Series required to take any action, the Managing Member, or the Liquidator, may exercise the power of attorney made in this paragraph only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such Series, as applicable.

Nothing contained in this Section shall be construed as authorizing the Managing Member or the Liquidator to amend, change or modify this Agreement except in accordance with ARTICLE XII or as may be otherwise expressly provided for in this Agreement.

(b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Series Member and the transfer of all or any portion of such Series Member’s Class A Shares and shall extend to such Series Member’s heirs, successors, assigns and personal representatives. Each such Series Member hereby agrees to be bound by any representation made by any officer of the Managing Member or the Liquidator acting in good faith pursuant to such power of attorney; and each such Series Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Managing Member or the Liquidator taken in good faith under such power of attorney in accordance with this Section. Each Series Member shall execute and deliver to the Managing Member or the Liquidator within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as any of such officers or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.7 Term. The term of the Company commenced on the day on which the Certificate of Formation was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Act. The existence of each Series shall commence upon the effective date of the Series Designation establishing such Series, as provided in Section 3.3. The term of the Company and each Series shall be perpetual, unless and until it is dissolved or terminated in accordance with the provisions of Article XI. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

14

Section 2.8 Title to Assets. All Class A Shares shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific assets of the Company or the applicable Series Assets. Title to any Series Assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Series to which such asset was contributed or by which such asset was acquired, and none of the Company, any Member, officer or other Series, individually or collectively, shall have any ownership interest in such Series Assets or any portion thereof. Title to any or all of the Series Assets may be held in the name of the relevant Series or one or more nominees, as the Managing Member may determine. All Series Assets shall be recorded by the Managing Member as the property of the applicable Series in the books and records maintained for such Series, irrespective of the name in which record title to such Series Assets is held.

Section 2.9 Certificate of Formation. The Certificate of Formation has been filed with the Secretary of State of the State of Delaware, such filing being hereby confirmed, ratified and approved in all respects. The Managing Member shall use reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a series limited liability company in the State of Delaware or any other state in which the Company or any Series may elect to do business or own property. To the extent that the Managing Member determines such action to be necessary or appropriate, the Managing Member shall, or shall direct the appropriate officers to, file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a series limited liability company under the laws of the State of Delaware or of any other state in which the Company or any Series may elect to do business or own property, and if an officer is so directed, such officer shall be an authorized person of the Company and, unless otherwise provided in a Series Designation, each Series within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

ARTICLE III

MEMBERS, SERIES AND CLASS A SHARES

Section 3.1 Members.

(a) Subject to paragraph (b), a Person shall be admitted as a Series Member and Record Holder either as a result of an Initial Offering, a Subsequent Offering, a Transfer or at such other time as determined by the Managing Member, and upon (i) agreeing to be bound by the terms of this Agreement by completing, signing and delivering to the Managing Member a completed Form of Adherence, which is then accepted by the Managing Member, (ii) the prior written consent of the Managing Member, and (iii) otherwise complying with the applicable provisions of Article III and Article IV.

(b) The Managing Member may withhold its consent to the admission of any Person as a Series Member for any reason, including when it determines in its reasonable discretion that such admission could: (i) in the case of a Benefit Plan, cause such Person’s holding of Class A Shares in a Series to be in excess of the Aggregate Investment Limit, or cause the assets of the Company or any Series to be treated as plan assets as defined in Section 3(42) of ERISA, (ii) cause the investment by a Person who is not an Accredited Investor in the subject Class A Shares together with its investment in all other Class A Shares issued by the Company to exceed such Person’s Aggregate Investment Limit, (iii) adversely affect the Company or a Series or subject the Company, a Series, the Managing Member or any of their respective Affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company, or subject the Company, any Series, the Managing Member or any of their respective Affiliates to any tax to which it would not otherwise be subject, (iv) cause the Company to be required to register as an investment company under the Investment Company Act, (v) cause the Managing Member or any of its Affiliates to be required to register under the Investment Advisers Act, or (vi) result in a loss of the Company’s tax status as a partnership for US federal income tax purposes. A Person may become a Record Holder without the consent or approval of any of the Series Members. A Person may not become a Member without acquiring a Class A Share of a Series.

15

(c) Each Member’s name, mailing address, taxpayer or employer identification number and number of Class A Shares in each Series held by such Member shall be listed on the books and records of the Company and each Series maintained for such purpose by the Company and each Series. The Managing Member shall update the books and records of the Company and each Series from time to time as necessary to reflect accurately the information therein.

(d) Except as otherwise provided in the Delaware Act and subject to Sections 3.1(e) and 3.3 relating to each Series, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

(e) Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of a Series, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of such Series, and not of any other Company Group Member, including the SP associated with such Series. In addition, the Series Members shall not be obligated personally for any such debt, obligation or liability of any Series solely by reason of being a Series Member.

(f) Unless otherwise provided herein, and subject to Article XI, Members may not be expelled from or removed as Members of the Company or as Series Members of any Series. Members shall not have any right to resign or redeem their Class A Shares from the Company; provided that when a transferee of a Member’s Class A Shares becomes a Record Holder of such Class A Shares, such transferring Member shall cease to be a Member of the Company with respect to the Class A Shares so transferred and that Members of a Series shall cease to be Members of such Series when such Series is finally liquidated in accordance with Section 11.3.

(g) Except as may be otherwise agreed between the Company or a Series, on the one hand, and a Member, on the other hand, any Member shall be entitled to and may engage in business activities in addition to those relating to the Company or a Series, including business interests and activities in direct competition with the Company or any Series. None of the Company, any Series or any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

(h) aShareX Holdings, LLC became the Managing Member of the Company upon its formation and shall continue as Managing Member of the Company until the earlier of (i) the dissolution of the Company pursuant to Section 11.1(a), or (ii) its removal or replacement pursuant to Section 4.3 or Article X. Except as otherwise set forth in the Series Designation, the Managing Member of each Series shall be aShareX Holdings, LLC until the earlier of (i) the dissolution of the Series pursuant to Section 11.1(b) or (ii) its removal or replacement pursuant to Article X. Unless otherwise set forth in the applicable Series Designation, the Managing Member or its Affiliates shall, at the closing of any Initial Offering, hold at least 1,000 Class B Shares in each Series. The aShareX Parties shall not purchase any Class A Shares in an Initial Offering but they may purchase up to 10% of the total Class A Shares issued in the Initial Offering if one or more Investors fail to fund or otherwise qualify to own the Class A Shares that they were required to purchase in connection with their Winning Bid pursuant to subsection (i) below.

16

(i) If any of the Class A Shares offered remain unsold in an Initial Offering due, for example, to a potential Investor’s inability to fund the amount of its Winning Bid or to qualify as a Qualified Purchaser or due to its investment exceeding its Aggregate Investment Limit), the seller of the Artwork will be asked to either reduce the Purchase Price for the Artwork or to accept Class A Shares in the associated Series (assuming the seller is a Qualified Purchaser) for the deficient amount. To the extent there remains a deficient amount, the unsubscribed Class A Shares of the Series will be offered (i) first, to Investors submitting Winning Bids, in proportion to their allocated Class A Shares, and, if oversubscribed, next to the Investors subscribing for their allocable share (or as the Managing Member otherwise considers fair and equitable), (ii) second, to the aShareX Parties, and (iii) finally, to any other Qualified Purchaser (including an aShareX Party) with preference given to registered Investor Platform users. Notwithstanding the foregoing, the aShareX Parties may not as a group purchase more than 10% of the Class A Shares sold in the Initial Offering pursuant to this subsection (i).

(j) Unless provided otherwise in this Agreement, any Class A Shares held by a Series Member shall be identical to those of the other Series Members in such Series, and will not have any additional distribution, redemption, conversion or liquidation rights.

Section 3.2 Capital Contributions.

(a) An Investor Member must purchase a minimum of $5,000 in value of Class A Shares in any Initial Offering, or such higher or lesser amount as the Managing Member may determine from time to time and as specified in each Series Designation, as applicable. Persons acquiring Class A Shares through an Initial Offering or Subsequent Offering shall make a Capital Contribution to the Company in an amount equal to the Offering Price determined in connection with the Closing of such Initial Offering or Subsequent Offering and multiplied by the number of Class A Shares acquired by such Person in such Initial Offering or Subsequent Offering, as applicable, reduced or increased to the nearest whole share to avoid the issuance of fractional interests. Persons acquiring Class A Shares in a manner other than through an Initial Offering or Subsequent Offering or pursuant to a Transfer shall not be required to make a Capital Contribution.

(b) Except as expressly permitted by the Managing Member, in its sole discretion, (i) all Capital Contributions to the Company or Series, as applicable, by any Member shall be payable in U.S. currency (by wire, ACH or credit card in immediately available funds), and (ii) shall be payable in one installment and shall be paid prior to the date of the proposed acceptance by the Managing Member of a Person’s admission as a Member to a Series or within five Business Days thereafter with the Managing Member’s approval. No Member shall be required to make an additional Capital Contribution to the Company or Series but may make an additional Capital Contribution pursuant to a Subsequent Offering to acquire additional Class A Shares at such Member’s sole discretion.

17

(c) The amounts funded by the Investors with respect to an Initial Offering will be held by the Escrow Agent in a segregated, non-interest bearing account (but not segregated by Investor), and will not be commingled with the Escrow Agent’s other funds or assets. The funds in the escrow account will not be released to the Company until there is confirmation that (i) the Series has successfully bid for the Artwork, and (ii) the funds necessary to pay its Acquisition Cost are in the escrow account and funded by Qualified Purchasers whose Subscription Agreements have been accepted by the Managing Member and the Broker. Once these tests have been met, the funds will be immediately transferred to the operating account of the Company or Series and used to purchase the Artwork on behalf of the SP formed for such purpose and to fund the Sourcing Fee to the Asset Manager. The Transfer Agent will then record the electronic issuance of the Class A Shares to the Investors in the amounts allocated to them by the Managing Member in accordance with their Winning Bids. If the Initial Offering is terminated for any reason, the funds held by the Escrow Agent on account of each Investor shall be returned to such Investor, without interest, less any wire or credit card fees not previously paid by the Investor.

(d) Except to the extent expressly provided in this Agreement (including any Series Designation): (i) no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution or termination of the Company or any Series may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Series Member holding any Class A Shares of a Series shall have priority over any other Series Member holding Class A Shares of the same Series either as to the return of Capital Contributions or as to distributions; (iii) no interest shall be paid by the Company or any Series on any Capital Contributions; and (iv) no Series Member, in its capacity as such, shall participate in the operation or management of the business of the Company or any Series, transact any business in the Company or any Series name or have the power to sign documents for or otherwise bind the Company or any Series by reason of being a Member.

Section 3.3 Series of the Company.

(a) Establishment of Series. Subject to the provisions of this Agreement, the Managing Member may, at any time and from time to time and in compliance with paragraph (c), cause the Company to establish in writing (each, a Series Designation) one or more series as such term is used under Section 18-215 of the Delaware Act (each a Series). The Series Designation shall relate solely to the Series established thereby and shall not be construed: (i) to affect the terms and conditions of any other Series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Class A Shares associated with any other Series, or the Members associated therewith. The terms and conditions for each Series established pursuant to this Section shall be as set forth in this Agreement and the Series Designation, as applicable, for the Series. Upon approval of any Series Designation by the Managing Member, such Series Designation shall be attached to this Agreement as an Exhibit until such time as none of such Class A Shares of such Series remain Outstanding.

18

(b) Series Operation. Each of the Series shall operate to the extent practicable as if it were a separate limited liability company.

(c) Series Designation. The Series Designation establishing a Series shall: (i) specify a name or names under which the business and affairs of such Series may be conducted, and (ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Class A Shares of such Series and the Members associated therewith (to the extent such terms differ from those set forth in this Agreement). It shall be effective when a duly executed original of the same is included by the Managing Member among the permanent records of the Company, and it shall be annexed to, and constitute part of, this Agreement (it being understood and agreed that, upon such effective date, the Series described in such Series Designation shall be deemed to have been established and the Class A Shares of such Series shall be deemed to have been authorized in accordance with the provisions thereof). The Series Designation establishing a Series may set forth specific provisions governing the rights of such Series against a Member associated with such Series who fails to comply with the applicable provisions of this Agreement (including, for the avoidance of doubt, the applicable provisions of such Series Designation). In the event of a conflict between the terms and conditions of this Agreement and a Series Designation, the terms and conditions of the Series Designation shall prevail.

(d) Assets and Liabilities Associated with a Series.

(i) Assets Associated with a Series. All consideration received by the Company for the issuance or sale of Class A Shares of a particular Series shall be used to purchase the Artwork on behalf of the associated SP, and, in consideration therefor, the Series will own all of the equity interests in the SP. All income, earnings, profits and proceeds thereof, from whatever source derived, and any proceeds derived from the sale, exchange or liquidation of the Artwork, shall, subject to the provisions of this Agreement, be held for the benefit of the Series, such SP or the Members associated with such Series, and not for the benefit of any other Series, SP or the Members associated with any other Series, for all purposes, and shall be accounted for and recorded upon the books and records of the Series or SP, as applicable, separately from any assets associated with any other Series or SP. Such assets are herein referred to as assets associated with that Series or SP, as applicable. In the event that there are any assets in relation to the Company that, in the Managing Member’s reasonable judgment, are not readily associated with a particular Series, the Managing Member shall allocate such assets to, between or among any one or more of the Series, in such manner and on such basis as the Managing Member deems in its sole discretion as fair and equitable, and any asset so allocated to a particular Series shall thereupon be deemed to be an asset associated with that Series. Each allocation by the Managing Member pursuant to the provisions of this paragraph shall be conclusive and binding upon the Members associated with each and every Series. Separate and distinct records shall be maintained for each and every Series and SP, and the Managing Member shall not commingle the assets of one Series or SP with the assets of any other Series or SP.

19

(ii) Liabilities Associated with a Series. All debts, liabilities, expenses, costs, charges, obligations and reserves incurred by, contracted for or otherwise existing (liabilities) with respect to a particular Series, or the SP associated with such Series, shall be charged against the assets associated with that Series or SP, as applicable. Such liabilities are herein referred to as liabilities associated with that Series or SP, as applicable. In the event that there are any liabilities in relation to the Company that, in the Managing Member’s reasonable judgment, are not readily associated with a particular Series or SP, the Managing Member shall allocate and charge (including indemnification obligations) such liabilities to, between or among any one or more of the Series or SP, in such manner and on such basis as the Managing Member in its sole discretion deems fair and equitable, and any liability so allocated and charged to a particular Series or SP shall thereupon be deemed to be a liability associated with that Series or SP. Each allocation by the Managing Member pursuant to the provisions of this Section shall be conclusive and binding upon the Members associated with each and every Series. All liabilities associated with a Series or SP shall be enforceable against the assets associated with that Series or SP, as applicable, only, and not against the assets associated with the Company or any other Series or SP, and except to the extent set forth above, no liabilities shall be enforceable against the assets associated with any Series or SP prior to the allocation and charging of such liabilities as provided above. Any allocation of liabilities that are not readily associated with a particular Series or SP to, between or among one or more of the Series or SP’s shall not represent a commingling of such Series or SP to pool capital for the purpose of carrying on a trade or business or making common investments and sharing in profits and losses therefrom. The Managing Member has caused notice of this limitation on inter-series liabilities to be set forth in the Certificate of Formation, and, accordingly, the statutory provisions of Section 18-215(b) of the Delaware Act relating to limitations on inter-series liabilities (and the statutory effect under Section 18-207 of the Delaware Act of setting forth such notice in the Certificate of Formation) shall apply to the Company and each Series. Notwithstanding any other provision of this Agreement, no distribution on or in respect of Class A Shares in a particular Series, including, for the avoidance of doubt, any distribution made in connection with the winding up of such Series, shall be effected by the Company other than from the assets associated with that Series, nor shall any Member or former Member associated with a Series otherwise have any right or claim against the assets associated with any other Series (except to the extent that such Member or former Member has such a right or claim hereunder as a Member or former Member associated with such other Series or in a capacity other than as a Member or former Member).

(e) Ownership of Series Assets. Title to and beneficial interest in Series Assets shall be deemed to be held and owned by the relevant Series, and no Member or Members of such Series, individually or collectively, shall have any title to or beneficial interest in specific Series Assets or any portion thereof. Each Member of a Series irrevocably waives any right that it may have to maintain an action for partition with respect to its interest in the Company, any Series, SP or any Series Assets. Any Series Assets may be held or registered in the name of the relevant Series, in the name of a nominee or as the Managing Member may determine; provided, however, that Series Assets shall be recorded as the assets of the relevant Series on the Company’s books and records, irrespective of the name in which legal title to such Series Assets is held. Any corporation, brokerage firm or transfer agent called upon to transfer any Series Assets to or from the name of any Series shall be entitled to rely upon instructions or assignments signed or purporting to be signed by the Managing Member or its agents without inquiry as to the authority of the person signing or purporting to sign such instruction or assignment or as to the validity of any transfer to or from the name of such Series.

20

(f) Prohibition on Issuance of Preference Class A Shares. No Class A Shares shall entitle any Member to any preemptive, preferential or similar rights unless such preemptive, preferential or similar rights are set forth in the applicable Series Designation on or prior to the date of the Initial Offering of any Class A Shares of such Series (the designation of such preemptive, preferential or similar rights with respect to a Series in the Series Designation, the “Interest Designation”).  Notwithstanding the foregoing, Series Members have a preemptive right, allocated proportionally in accordance with their Class A Shares to subscribe to Class A Shares to be issued pursuant to Section 3.1(i) and Section 3.4(c).

Section 3.4 Authorization to Issue Class A Shares.

(a) The Company may issue Class A Shares, Class B Shares or other class of securities, and options, rights and warrants relating to such securities, for any Company or Series purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Managing Member shall determine, all without the approval of the Series Members; provided no such issuance shall be made if the holder of the applicable security will have rights superior to those of the Class A Members of any Series without the Majority Vote of such Class A Members. Each Class A Share shall have the rights and be governed by the provisions set forth in this Agreement (including any Series Designation).

(b) Subject to Section 6.3(a)(i), and unless otherwise provided in the applicable Series Designation, the Company is authorized to issue in respect of each Series an unlimited number of Class A Shares. All Class A Shares issued pursuant to, and in accordance with the requirements of, this Article III shall be validly issued Class A Shares in the Company, except to the extent otherwise provided in the Delaware Act or this Agreement (including any Series Designation).

(c) The Managing Member may issue Class A Shares in a Subsequent Offering to raise funds to pay down or off an Extraordinary Loan of a Series or to otherwise fund Extraordinary Expenses of such Series all on such terms as the Managing Member determines to be prudent. Such Class A Shares shall be offered first for a fifteen day period to the existing Class A Members of the Series in proportion to their Series Class A Shares, and if there are any unsubscribed Class A Shares, the Managing Member may offer them for an additional ten day period to the Class A Members subscribing for their proportionate share of the Class A Shares to be issued, or in such other manner as the Managing Member deems fair and equitable. After such ten day period, any remaining Class A Shares may be offered to third parties, including any aShareX Party, provided if the terms are more favorable to such parties than those offered initially to the Class A Members, such unsubscribed shares must first be offered to the Class A Members pursuant to the procedures set forth in this subsection (c).

Section 3.5 Voting Rights of Class A Shares Generally. Unless otherwise provided in this Agreement or any Series Designation, (i) Record Holders of a particular Series of Voting Shares shall be entitled to one vote per Class A Share for all matters submitted for the consent or approval of the Members of such Series, and (ii) the Managing Member or any aShareX Party shall not be entitled to vote in connection with any Class A Shares they hold pursuant to Section 3.1(h), and no such Class A Shares shall be deemed Outstanding for purposes of any such vote; provided such Class A Shares may be counted for purposes of satisfying any quorum requirement and they will be counted as Outstanding and entitled to vote on any proposal submitted to Series Members to sell or dispose of the Artwork associated with such Series.

21

Section 3.6 Record Holders. The Company shall be entitled to recognize only the Record Holder as the owner of a Class A Share and, accordingly, shall not be bound to recognize any equitable or other claim to or in such Class A Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange or over-the-counter market on which such Class A Shares are listed for trading (if ever). Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring or holding Class A Shares, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Class A Shares.

Section 3.7 Share Certificates. Class A Shares may be recorded in book entry form or may be evidenced by certificates, or in any other form, as determined by the Managing Member. Notwithstanding anything to the contrary herein, unless the Managing Member shall determine otherwise or as may be required by the Transfer Agent, Class A Shares shall not be evidenced by physical Certificates. No Member shall have the right to require the Company to issue physical Certificates representing Class A Shares for any reason, except as may be required by applicable law. If the Managing Member authorizes the issuance of Class A Shares to any Person in the form of physical certificates, the Company shall issue one or more certificates in the name of such Person evidencing the number of such Class A Shares being so issued. Certificates for the Class A Shares of a Series shall be consecutively numbered and shall be entered on the books and records of the Company as they are issued and shall exhibit the holder’s name and number of shares.

Section 3.8 Fractional Shares. Unless otherwise provided in any Series Designation, the Company shall not issue fractional Class A Shares upon an Initial Offering, a Subsequent Offering or the conversion of Class B Shares to Class A Shares, or upon any distribution, subdivision or combination of Class A Shares. If such transaction would otherwise result in the issuance of fractional Class A Shares, each fractional Class A share shall be rounded to the nearest whole Class A Share (and a 0.5 Class A Share shall be rounded to the next higher Class A Share).

Section 3.9 Agreements. The rights of all Members and the terms of all Class A Shares are subject to the provisions of this Agreement (including any Series Designation).

Section 3.10 100% Bidders. A 100% Bidder participating in the Auction through the Auction Platform or otherwise shall not become a Series Member as a result of such transaction and shall remit the proceeds associated with its Winning Bid directly to the Auction House, with the result that the Closing for the associated Offering shall terminate, Pursuant to the terms of its Auction Agreement, such 100% Bidder shall defend, indemnify and hold harmless the Company, the Series associated with such Offering and the aShareX Parties from any Losses associated with its purchase (or failure to purchase) the Artwork in accordance with (or in breach of) the terms of the agreement with the Auction House.

ARTICLE IV

REGISTRATION AND TRANSFER OF CLASS A SHARES.

Section 4.1 Maintenance of a Register. Subject to the restrictions on Transfer and ownership limitations contained below:

(a) The Company, or its appointee, shall keep or cause to be kept on behalf of the Company and each Series a register that will set forth the Record Holders of each of the Class A Shares and information regarding the Transfer of each of the Class A Shares. The Managing Member may appoint such third-party registrar and transfer agent (the “Transfer Agent”) as it determines appropriate in its sole discretion, for the purpose of registering Class A Shares and Transfers of such Class A Shares as herein provided, including as set forth in any Series Designation.

22

(b) Upon acceptance by the Managing Member of the Transfer of any Class A share, each transferee of a Class A Share (i) shall be admitted to the Company as a Series Member of the associated Series with respect to the Class A Shares so transferred to such transferee when any such admission is reflected in the books and records of the Company and the Transfer Agent, (ii) shall be deemed to agree to be bound by the terms of this Agreement by completing a Form of Adherence to the reasonable satisfaction of the Managing Member in accordance with Section 4.2(g)(ii), (iii) shall become the Record Holder of the Class A Shares so transferred, (iv) grants powers of attorney to the Managing Member and any Liquidator of the Company and each of their authorized officers and attorneys in fact, as the case may be, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The Transfer of any Class A Shares and the admission of any new Series Member shall not constitute an amendment to this Agreement, and no amendment to this Agreement shall be required for the admission of new Series Members.

(c) Nothing contained in this Agreement shall preclude the settlement of any transactions involving transfer in the secondary market of the Class A Shares on the Transfer Platform or any other over-the-counter market on which such Class A Shares are listed or quoted for trading, if any.

Section 4.2 Ownership Limitations.

(a) No Transfer of any Series Member’s Class A Share, whether voluntary or Involuntary, shall be valid or effective, and no transferee shall become a Substitute Series Member, unless the written consent of the Managing Member has been obtained, which consent may be withheld in its sole and absolute discretion as further described in this Section 4.2, or unless the Transfer is to (i) an immediate family member or an Affiliate of the transferor, (ii) to a trust or other entity for estate or tax planning purposes if the transferor maintains control of the trust or entity, (iii) as a charitable gift, or (iv) pursuant to a trade executed by the Executing Broker on the Trading Platform. In the event of any Transfer, all of the conditions of the remainder of this Section must also be satisfied. Notwithstanding the foregoing but subject to Section 3.6, assignment of the economic benefits of ownership of Class A Shares may be made without the Managing Member’s consent, provided that the assignee is not an ineligible or unsuitable investor to hold the Class A Shares under applicable law.

(b) No Transfer of any Class A Shares, whether voluntary or Involuntary, shall be valid or effective unless the Managing Member determines, after consultation with legal counsel acting for the Company that such Transfer will not, unless waived by the Managing Member:

(i) result in a Benefit Plan Investor acquiring direct or beneficial ownership of the Class A Shares subject to the Transfer or otherwise cause all or any portion of the assets of the Company or any Series to constitute plan assets for purposes of ERISA;

23

(ii) adversely affect the Company or such Series, or subject the Company, the Series, the Managing Member or any of their respective Affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company or subject the Company, any Series, the Managing Member or any of their respective Affiliates to any tax to which it would not otherwise be subject;

(iii) require registration of the Company, any Series or any Class A Shares under any securities laws of the United States of America, any state thereof or any other jurisdiction; or

(iv) violate or be inconsistent with any representation or warranty made by the transferee Series Member.

(c) The transferring Series Member, or such Series Member’s legal representative, shall give the Managing Member prior written notice before making any voluntary Transfer and notice within thirty (30) days after any Involuntary Transfer (unless such notice period is otherwise waived by the Managing Member), and shall provide sufficient information to allow legal counsel acting for the Company to make the determination that the proposed Transfer will not result in any of the consequences referred to in paragraphs (b)(i) through (b)(v) above. If a Transfer occurs by reason of the death of an Series Member or assignee, the notice may be given by the duly authorized representative of the estate of the Series Member or assignee. The notice must be supported by proof of legal authority and valid assignment in form and substance acceptable to the Managing Member.

(d) In the event any Transfer permitted by this Section shall result in beneficial ownership by multiple Persons of any Class A Shares in the Company, the Managing Member may require one Person to be designated as the Record Holder with respect to the Class A Shares for the purpose of receiving all notices which may be given and all payments which may be made under this Agreement, and for the purpose of exercising the rights which the transferor as a Series Member had pursuant to the provisions of this Agreement.

(e) A transferee shall be entitled to any future distributions attributable to the Class A Shares transferred to such transferee and to transfer such Class A Shares in accordance with the terms of this Agreement; provided, however, that such transferee shall not be entitled to the other rights of a Series Member as a result of such Transfer until he or she becomes a Series Member.

(f) The Company and each Series shall incur no liability for distributions made in good faith to the transferring Series Member as the Record Holder of the transferred Class A Share until a written instrument of Transfer has been received by the Company and recorded on its books and the effective date of Transfer has passed.

(g) Any other provision of this Agreement to the contrary notwithstanding, any transferee of a Class A Share shall be bound by the provisions hereof even though not admitted as a Series Member. Prior to recognizing any Transfer in accordance with this Section, the Managing Member may require, in its sole discretion:

24

(i) the transferring Series Member and each transferee to execute one or more deeds or other instruments of Transfer in a form satisfactory to the Managing Member;

(ii) each transferee to acknowledge its assumption (in whole or, if the Transfer is in respect of part only, in the proportionate part) of the obligations of the transferring Series Member by executing a Form of Adherence (or any other equivalent instrument as determined by the Managing Member);

(iii) each transferee to provide all the information required by the Managing Member to satisfy itself as to anti-money laundering, know your customer, counter-terrorist financing and sanctions compliance matters; and

(iv) payment by the transferring Series Member, in full, of the costs and expenses referred to in paragraph (h) below,

and no Transfer shall be completed or recorded in the books of the Company, and no proposed transferee of a Class A Share shall be admitted to the Company as a Series Member, unless and until each of these requirements has been satisfied or, at the sole discretion of the Managing Member, waived.

(h) Subject to the last sentence of this subsection (h), the transferring Series Member shall bear all costs and expenses arising in connection with any proposed Transfer, whether or not the Transfer proceeds to completion, including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel, and any transfer taxes and filing fees. Notwithstanding the foregoing, it is understood and agreed that the transferor and transferee shall each pay (i) 50% of the commissions and fees due to the Executing Broker executing the trade on the Transfer Platform (such total commission and fee is expected to total 2% of the gross proceeds received by the transferring Series Member in the trade), plus (ii) 50% of the transfer fee due to the Asset Manager (such fee shall equal 3% of the total Offering Price of the Class A Shares subject to the Transfer).

Section 4.3 Transfers by the Managing Member; Resignations.

(a) The Managing Member may Transfer all Class A Shares acquired by the Managing Member (including all Class A Shares acquired by the Managing Member in the Initial Offering pursuant to Section 3.1(i)) at any time and from time to time following the closing of the Initial Offering.

(b) The Series Members hereby authorize the Managing Member to assign its rights, obligations and title as Managing Member to an Affiliate of the Managing Member without the prior consent of any other Person, and, in connection with such transfer, designate such Affiliate of the Managing Member as a successor Managing Member provided, that the Managing Member shall notify the applicable Series Members of such change in the next regular communication to such Series Members.

(c) Except as set forth in Section 4.3(b) above, in the event of the resignation of the Managing Member of its rights, obligations and title as Managing Member, the Managing Member shall nominate a successor Managing Member and the vote of a majority of the Class A Shares held by Series Members shall be required to elect such successor Managing Member. The Managing Member shall continue to serve as the Managing Member of the Company until such date as a successor Managing Member is elected pursuant to the terms of this Section 4.3(c).

25

Section 4.4 Remedies for Breach. If the Managing Member shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of this Article IV, the Managing Member shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem the associated Class A Shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event.

Section 4.5 Pledging the Class A Shares. A Series Member may pledge its Class A Shares as collateral for a loan, provided that the lien is extinguished prior to the Transfer of the shares, and the pledgor and lender agree that, if there is a foreclosure on the lien, the lender will notify the Managing Member and Transfer Agent of the Transfer, register the lender (or other transferee) on the Investor Platform and execute the documentation required of any transferee under this Article IV.

ARTICLE V

MANAGEMENT AND OPERATION OF THE COMPANY AND EACH SERIES

Section 5.1 Power and Authority of Managing Member. Except as explicitly set forth in this Agreement, the Managing Member shall have full power and authority to do, and to direct the officers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, Cayman and each Series and SP, to exercise all powers set forth in Section 2.4 and to effectuate the purposes set forth in Section 2.4, in each case without the consent of the Series Members, including but not limited to the following:

(a) the procurement of an Extraordinary Loan under such terms as are commercially reasonable to fund any Extraordinary Expenses of a Series or SP;

(b) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company or any Series (including, but not limited to, the filing of periodic reports on Forms 1-K, 1-SA and 1-U with the SEC), and the making of any tax elections;

(c) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or any Series, including the Artwork associated with a Series;

(d) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company, a Series or SP under contractual arrangements to all or particular assets of the Company, the Series or SP);

(e) the declaration and payment of distributions of Net Sales Proceeds associated with a Series;

26

(f) the election and removal of officers of the Company, any Series or SP;

(g) the solicitation of proxies from holders of any Series of Class A Shares issued on or after the date of this Agreement that entitles the holders thereof to vote on any matter submitted for consent or approval of Series Members under this Agreement;

(h) the maintenance of insurance for the benefit of the Company, any Series and the Protected Persons and the reinvestment by the Managing Member in its sole discretion, of any proceeds received by such Series from an insurance claim in a replacement Series Asset which is substantially similar to that which comprised the Series Asset prior to the event giving rise to such insurance payment;

(i) the formation of, or acquisition or disposition of an interest, in Cayman or any SP, and the contribution of property and the making of Extraordinary Loans to, Cayman or an SP;

(j) the placement of any cash or other funds in deposit accounts in the name of a Series or SP, or to invest such cash or funds in any short term investments for the account of such Series or SP, in each case pending the application of such cash or funds in meeting liabilities of the Series or SP or making distributions or other payments to the Members (as the case may be);

(k) the control of any matters affecting the rights and obligations of any Company Group Member, including the bringing, prosecuting and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation, including in respect of taxes;

(l) the indemnification of any Protected Person against liabilities and contingencies to the maximum extent permitted under this Agreement or as otherwise required by law;

(m) the giving of consent of or voting by any Company Group Member of any securities that may be owned by the Company Group Member (subject to the approval rights of the Series Member as explicitly set forth in this Agreement);

(n) the execution of agreements to facilitate the trading of Class A Shares on the Trading Platform or other secondary market; and the delisting of some or all of the Class A Shares from, or requesting that trading be suspended on, any such market;

(o) the issuance, sale or other disposition, and the purchase or other acquisition, of Class A Shares or options, rights or warrants relating to Class A Shares;

(p) the registration of any offer, issuance, sale or resale of Class A Shares or other securities or any Series issued or to be issued by the Company under the Securities Act and any other applicable securities laws (including any resale of Class A Shares or other securities by Members or other security holders);

27

(q) the execution and delivery of agreements with Affiliates of the Company or other Persons to render services to any Company Group Member; and

(r) unless otherwise provided in this Agreement or the Series Designation, the calling of a vote of the Series Members as to any matter to be voted on by all Series Members of the Company or by a particular Series, as applicable.

The authority and functions of the Managing Member and the officers of the Company Group Members appointed by it shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL in addition to the powers that now or hereafter can be granted to managers under the Delaware Act. No Series Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or any Series or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company or any Series.

Section 5.2 Determinations by the Managing Member. In furtherance of the authority granted to the Managing Member pursuant to Section 5.1 of this Agreement, the determination as to any of the following matters, made in good faith by or pursuant to the direction of the Managing Member consistent with this Agreement, shall be final and conclusive and shall be binding upon each Company Group Member, each Series Member and each holder of Class A Shares:

(a) the amount of Net Sales Proceeds for any period and the amount of cash at any time legally available for the payment of distributions on Class A Shares of any Series;

(b) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged);

(c) any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any Series;

(d) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any Artwork owned or held by an SP for the benefit of any Series or of any Class A Shares, and the terms upon which Artwork may be sold or disposed;

(e) the voting procedures and calculation of votes in favor or not for any matter submitted to the Series Members;

(f) any matter relating to the acquisition, holding and disposition of any assets by any Series or SP;

(g) the evaluation of any competing Class A Shares among the Series and the resolution of any conflicts of Class A Shares among the Series;

(h) each of the matters set forth in Section 5.1(a) through Section 5.1(r); or

28

(i) any other matter relating to the business and affairs of any Company Group Member or required or permitted by applicable law, this Agreement or otherwise to be determined by the Managing Member.

The Managing Member may delegate to any Person or Persons, including the Asset Manager, any of the powers and authority vested in it hereunder, and may engage such Person or Persons to provide administrative, compliance, technological and accounting services to the Company, on such terms and conditions as it may consider appropriate.

Section 5.3 Sale of Artwork. The Artwork held by each Series may be sold prior to the fifth anniversary of its Acquisition Date only if a compelling offer is received by the Managing Member and approved by a Majority Vote of the Series Members. The Series Members, by a Majority Vote, may cause the Managing Member to consummate a sale of the Artwork in either the sixth or seventh years following its Acquisition Date. If a prior sale has not been so approved, the Managing Member must sell the Artwork in the eighth year following the Acquisition Date (although the consummation of the transaction may extend into the following year). The Managing Member shall use commercially reasonable efforts to effect the sale of the Artwork at favorable prices and terms, but otherwise in its sole discretion (provided that any such sale shall only be for cash). The sale of the Artwork may be effected through a public auction or private sale, and if through a public auction, the Managing Member may form an investor group, including Series Members who wish to retain indirect ownership in the Artwork, to bid as a group to acquire the Artwork using the Auction Platform. Notwithstanding the foregoing, the Managing Member may be required to sell the Artwork without the approval of the Series Members if (a) the Series has incurred material Extraordinary Expenses which the Managing Member is unable or unwilling to fund and cannot find third party financing under reasonable terms, or (b) an Extraordinary Loan funded by a third party has matured and the Managing Member is unable to extend such maturity date or find alternative financing to repay the matured loan.

Section 5.4 Advisory Board.

(a) The Managing Member may establish an Advisory Board comprised of members of the Managing Member’s expert network and external advisors. The Advisory Board will be available to provide guidance to the Managing Member on the strategy and progress of the Company. Additionally, the Advisory Board may: (i) be consulted with by the Managing Member in connection with the acquisition and disposal of Artwork, (ii) provide guidance with respect to, material conflicts arising or that are reasonably likely to arise with the Managing Member or Asset Manager, on the one hand, and any Company Group Member or the Series Members, on the other hand, (iii) provide guidance with respect to the appropriate levels of insurance, security, transportation and maintenance costs specific to each individual Artwork, (iv) advise on issues concerning the provenance, authenticity, restoration or condition of any individual Artwork; and (v) approve any service providers appointed by the Asset Manager or Managing Member in respect of the Artwork and the terms of such service agreement.

29

(b) The members of the Advisory Board shall not be deemed managers or other persons with duties to the Company or any Series under Sections 18-1101 or 18-1104 of the Delaware Act or under any other applicable law or in equity, and shall have no fiduciary duty to the Company or any Series. The Managing Member shall be entitled to rely upon, and shall be fully protected in relying upon, reports and information of the Advisory Board to the extent the Managing Member reasonably believes that such matters are within the professional or expert competence of the members of the Advisory Board, and shall be protected under Section 18-406 of the Delaware Act in relying thereon.

Section 5.5 Exculpation, Indemnification, Advances and Insurance.

(a) Subject to other applicable provisions of this Article V including Section 5.7, a Protected Person shall not be liable to any Company Group Member or any Series Member for any acts or omissions by such Protected Person or any other Protected Persons arising from the exercise of their rights or performance of their duties and obligations in connection with any Company Group Member, this Agreement, any Series Designation, or any investment made or held by a Company Group Member, including with respect to any acts or omissions made while serving at the request of the Managing Member as an officer, director, or manager of another Person, other than such acts or omissions that have been determined in a final, non-appealable decision of a court of competent jurisdiction to constitute fraud or willful misconduct. The Protected Persons shall be indemnified by the Company and, to the extent the indemnification obligation is associated with any Series, each such Series, in each case, to the fullest extent permitted by law, against all claims, actions, obligations, expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and counsel fees and disbursements) (collectively, “Losses”) arising from the performance or non-performance of any of their duties or obligations in connection with their service to any Company Group Member or this Agreement, or any investment made or held by any Company Group Member, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such Person may hereafter be made party by reason of being or having been a Protected Person, provided that this indemnification shall not cover Losses that arise out of the acts or omissions of any Protected Person that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such Protected Person’s fraud or willful misconduct. Without limitation, the foregoing indemnity shall extend to any liability of any Protected Person pursuant to a loan guaranty or otherwise for any indebtedness of any Company Group Member (including any Extraordinary Loan), and the Managing Member is hereby authorized and empowered, on behalf of any Company Group Member, to enter into one or more indemnity agreements consistent with the provisions of this Section in favor of any Protected Person having or potentially having liability for any such indebtedness. It is the intention of this paragraph that the Company and each applicable Series indemnify each Protected Person to the fullest extent permitted by law, provided that this indemnification shall not cover Losses that arise out of the acts or omissions of any Protected Person that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such Protected Person’s fraud or willful misconduct.

(b) The provisions of this Agreement, to the extent they restrict the duties and liabilities of a Protected Person otherwise existing at law or in equity, including Section 5.7, are agreed by each Member to modify such duties and liabilities of the Protected Person to the maximum extent permitted by law.

30

(c) Any indemnification under this Section (unless ordered by a court) shall be made by each applicable Series. To the extent that a Protected Person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such Protected Person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by such Protected Person in connection therewith.

(d) Any Protected Person may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under paragraph (a). The basis of such indemnification by a court shall be a determination by such court that indemnification of the Protected Person is proper in the circumstances because such Protected Person has met the applicable standards of conduct set forth in paragraph (a). Neither a contrary determination in the specific case under paragraph (c) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Protected Person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this paragraph shall be given to the Managing Member promptly upon the filing of such application. If successful, in whole or in part, the Protected Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(e) Except in the case of a Protected Person who is subject to a claim of Losses by an aShareX Entity, to the fullest extent permitted by law, expenses (including attorney’s fees) incurred by a Protected Person in defending any civil, criminal, administrative or investigative action, suit or proceeding may, at the option of the Managing Member, be paid by each applicable Series in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Protected Person to repay such amount if it shall ultimately be determined that such Protected Person is not entitled to be indemnified by each such Series as authorized in this Section.

(f) The indemnification and advancement of expenses provided by or granted pursuant to this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, or any other agreement (including without limitation any Series Designation), vote of Members or otherwise, and shall continue as to a Protected Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Protected Person unless otherwise provided in a written agreement with such Protected Person or in the writing pursuant to which such Protected Person is indemnified, it being the policy of the Company that indemnification of the Persons specified in paragraph (a) shall be made to the fullest extent permitted by law. The provisions of this Section shall not be deemed to preclude the indemnification of any Person who is not specified in paragraph (a) but whom the Company or an applicable Series has the power or obligation to indemnify under the provisions of the Delaware Act.

(g) The Company and any Series may, but shall not be obligated to, purchase and maintain insurance on behalf of any Person entitled to indemnification under this Section against any liability asserted against such Person and incurred by such Person in any capacity to which they are entitled to indemnification hereunder, or arising out of such Person’s status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Section.

31

(h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, inure to the benefit of the heirs, executors and administrators of any person entitled to indemnification under this Section.

(i) The Company and any Series may, to the extent authorized from time to time by the Managing Member, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company or such Series.

(j) If this Section or any portion of this Section shall be invalidated on any ground by a court of competent jurisdiction, each applicable Series shall nevertheless indemnify a Protected Person associated with such Series as to Losses paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated.

(k) Each of the Protected Persons may, in the performance of its duties, consult with legal counsel, accountants, and other experts, and any act or omission by such Person on behalf of a Company Group Member  in furtherance of the interests of a Company Group Member in good faith in reliance upon, and in accordance with, the advice of such legal counsel, accountants or other experts will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions; provided that such legal counsel, accountants, or other experts were selected with reasonable care by or on behalf of such Protected Person.

(m) The Managing Member shall, in the performance of its duties, be fully protected in relying in good faith upon the records of a Company Group Member and on such information, opinions, reports or statements presented to the Company Group Member by any of the officers or employees of the Company Group Member, or by any other Person as to matters the Managing Member reasonably believes are within such other Person’s professional or expert competence (including, without limitation, the Advisory Board).

(n) Any amendment, modification or repeal of this Section or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of or other rights of any indemnitee under this Section as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided such Person became an indemnitee hereunder prior to such amendment, modification or repeal.

Section 5.6 Duties of Officers.

(a) Except as set forth in Sections 5.5 and 5.7, as otherwise expressly provided in this Agreement or required by the Delaware Act, (i) the duties and obligations owed to a Company Group Member by its officers shall be the same as the duties and obligations owed to a corporation organized under DGCL by its officers, and (ii) the duties and obligations owed to the Members by such officers shall be the same as the duties and obligations owed to the stockholders of a corporation under the DGCL by its officers.

32

(b) The Managing Member shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it thereunder either directly or by or through the duly authorized officers of a Company Group Member, and the Managing Member shall not be responsible for the fraud or willful misconduct or negligence on the part of any such officer duly appointed or duly authorized by the Managing Member in good faith.

Section 5.7 Standards of Conduct and Modification of Duties of the Managing Member. Notwithstanding anything to the contrary herein or under any applicable law, including, without limitation, Section 18-1101(c) of the Delaware Act, the Managing Member, in exercising its rights hereunder in its capacity as the managing member of the Company or any Series, shall be entitled to consider only such interests and factors as it desires, including its own Class A or B Shares, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any factors affecting the Company Group Members or any Series Members, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under the Delaware Act or under any other applicable law or in equity. The Managing Member shall not have any duty (including any fiduciary duty) to any Company Group Member or Series Member or any other Person, including any fiduciary duty associated with self-dealing or corporate opportunities, all of which are hereby expressly waived. This Section shall not in any way reduce or otherwise limit the specific obligations of the Managing Member expressly provided in this Agreement or in any other agreement with the Company Group Members.

Section 5.8 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with any Company Group Member shall be entitled to assume that the Managing Member, the Asset Manager and any of their respective officers has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company Group Member and to enter into any contracts on behalf of the Company Group Member, and such Person shall be entitled to deal with the Managing Member, Asset Manager or any such officer as if it were the Company Group Member’s sole party in interest, both legally and beneficially. Each Series Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing Member, Asset Manager or any such officer in connection with any such dealing. In no event shall any Person dealing with the Managing Member, Asset Manager or any such officer be obligated to ascertain that the terms of this Agreement or a Series Designation have been complied with or to inquire into the necessity or expedience of any act or action of the Managing Member, Asset Manager or any such officer. Each and every certificate, document or other instrument executed on behalf of a Company Group Member by the Managing Member, Asset Manager or officer thereof shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company Group Member, and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company Group Member.

33

Section 5.9 Appointment of the Asset Manager.

(a) The Managing Member exercises ultimate authority over the assets of each Series and SP (the “Series Assets). Pursuant to Section 5.3, the Managing Member has the right to delegate its responsibilities under this Agreement in respect of the management of such Series Assets. The Managing Member has agreed on behalf of the Company to appoint the Asset Manager to manage the Series Assets on a discretionary basis, and to exercise, to the exclusion of the Managing Member (but under the supervision and authority of the Managing Member), all the powers, rights and discretions conferred on the Managing Member in respect of the Series Assets and, the Managing Member on behalf of each Series, will enter into an Asset Management Agreement pursuant to which the Asset Manager is formally appointed to manage the Series Assets. The consideration payable to the Asset Manager for managing the Series Assets will be the Sourcing Fee and the other consideration set forth in the Asset Management Agreement.

(b) The Asset Manager intends to store the Artwork in a manner that prioritizes its ongoing security, in a professional, temperature-controlled facility and in accordance with standards commonly expected when managing fine artwork of equivalent value, and always as recommended by the Managing Member in consultation with the Advisory Board. The facility will be monitored by staff, under constant video surveillance, and inspected on a periodic basis in accordance with a pre-agreed schedule. From time to time, the Artwork may be displayed or exhibited by loan to a museum, gallery or private party, and in such cases, the Asset Manager will ensure that the Artwork is handled, transported and exhibited with the appropriate care and insurance coverage to minimize loss. The Asset Manager will use commercially reasonable measures in attending to such tasks. If the Artwork is displayed or exhibited, it will be done so only if the counterparty pays for all expenses associated with the display (including transportation, security, display costs and insurance). The Asset Manager may also receive a reasonable fee from such counterparty for arranging for, negotiating the terms of, and overseeing such transaction.

(c) As a compensation for its services under the Asset Management Agreement, and in consideration of it assuming the obligation to pay all of the Offering Expenses and Operating Expenses of each Series and its associated SP (other than Abort Costs and the Brokerage Fee), the Asset Manager shall be paid a fee (the “Sourcing Fee”) equal to four percent (4%) of the Purchase Price of each Artwork acquired by a Series. In addition to the foregoing:

(i) In connection with the Auction of the Artwork, the Asset Manager may receive a portion of the Buyer’s Premium received by the Auction House (even if the Series is not the purchaser of the Artwork).

(ii) If the Managing Member elects to sell the Artwork without engaging a third-party intermediary, the Asset Manager may charge the buyer of the Artwork a reasonable fee not to exceed the lowest published buyer’s premium charged by any nationally recognized Auction House in effect at such time.

34

(iii) The Asset Manager may receive a reasonable fee for its services in overseeing the display or exhibition of the Artwork in a gallery, museum or exhibition space, payable solely by the exhibitor.

(iv) In consideration of the Asset Manager’s (x) operation and maintenance of the Investor Platform as a user interface to display information to the Class A Members and allow them to post ask and bid requests, and (y) its payment of the fees and costs for certain service providers associated with the Trading Platform and its coordination with the various parties such as the Transfer Agent to facilitate the trades, for each trade of Class A Shares on the Trading Platform or other secondary market authorized to facilitate trades of the Class A Shares, the Asset Manager shall receive a fee equal to 3% of the Offering Price of the shares subject to the trade, paid 1.5% by each of the transferor and transferee to the trade.

ARTICLE VI

FEES AND EXPENSE

Section 6.1 Expenses Payable by the Managing Member. In consideration for the issuance of the Class B Shares upon the formation of each Series, the Managing Member shall fund without reimbursement (a) all Abort Costs associated with an Offering of the Series that fails to be completed, and (b) the Brokerage Fee payable to the Broker upon a successful Closing of an Offering by the Series.

Section 6.2 Extraordinary Expenses; Extraordinary Loans. Neither the Asset Manager nor the Managing Member is required to fund Extraordinary Expenses of a Series or its SP. At the election of the Managing Member, such Extraordinary Expenses shall be funded by (i) a full recourse loan funded by the Managing Member as a loan to the associated Series or SP bearing interest at two percentage points above the Prime Rate, or (ii) a commercial lender. Any such loans shall be payable upon the sale of the Artwork or, at the election of the Managing Member, through proceeds raised upon the issuance of additional Class A Shares. In arranging for a loan from a commercial lender, it may be necessary for the Managing Member to grant to the lender a security interest in the Artwork in order to secure the performance of the Series’ or SP’s obligations under the loan. The Managing Member and Asset Manager will be reimbursed for any costs they directly incur (without markup) in rendering services to address the matter giving rise to the Extraordinary Expenses (e.g., litigation), including an allocable portion of compensation expense for any personnel dealing directly with the matter based on the hours expended in such effort, provided that no such reimbursable amounts shall exceed those that would be charged by a third party with comparable experience and expertise.

Section 6.3 Sale or Purchase of Artwork.

(a) The Managing Member may conduct an Auction itself with Artwork it has sourced and holds on consignment from the seller. If the Artwork is purchased by Investors through use of the Auction Platform, the Managing Member will receive a standard Buyer’s Premium and, if applicable, a standard Seller’s Commission from the seller, for selling the Artwork to the associated Series. The terms of the Auction will be at least as favorable to the Investors as those offered by the major Auction Houses and the fees payable to the Managing Member will be in line with the compensation payable to such Auction Houses.

35

(b) In connection with any sale of the Artwork, the Managing Member may determine to sell it without engaging an Auction House or other third-party intermediary if commercially reasonable to do so, in which event, it or the Asset Manager may charge the buyer of the Artwork a reasonable fee not to exceed the lowest published Buyer’s Premium charged by Sotheby’s, Christie’s or Bonhams in effect at such time.

Section 6.4 Overhead of the Managing Member. The Managing Member shall pay, and the Series Members shall not bear, the cost of all of the ordinary overhead and administrative expenses of the Managing Member including, without limitation, all costs and expenses on account of rent, utilities, insurance, office supplies, office equipment, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, travel, entertainment and, except as set forth in Section 6.2, salaries and bonuses.

ARTICLE VII

DISTRIBUTIONS

Section 7.1 Distributions in Respect of a Series. Subject to Section 7.3, Article XI and any Series Designation, the Net Sales Proceeds of each Series, and any other cash proceeds to be distributed by the Managing Member in its sole discretion, shall be applied and distributed to the holders of the Class A and B Shares in the manner set forth in Section 11.3(c).

Section 7.2 Distributions in Respect of the Company. It is not anticipated that any distributions will be made by the Company prior to its dissolution and liquidation other than to the Series Members under Section 7.1. Any cash available for distribution at the Company level shall be made to the Managing Member following the dissolution of the Company, but none of such distributions shall be made from the Series Assets of any Series.

Section 7.3 Timing of Distributions.

(a) Subject to the applicable provisions of the Delaware Act and except as otherwise provided herein, the Managing Member shall pay distributions to the Members associated with such Series pursuant to Section 7.1, at such times as the Managing Member shall reasonably determine, and pursuant to Section 7.2, as soon as reasonably practicable after the dissolution of the Company; provided that, the Managing Member shall not be obliged to make any distribution pursuant to this Section (i) unless there are sufficient amounts available for such distribution or (ii) which, in the reasonable opinion of the Managing Member, would or might leave the Company or such Series with insufficient funds to meet any future contemplated obligations or contingencies. Subject to the terms of any Series Designation (including, without limitation, the preferential rights, if any, of holders of any other class of securities of the applicable Series), distributions shall be paid to the holders of the Class A Shares of a Series on an equal per Class A share basis as of the Record Date selected by the Managing Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to any Member on account of its Class A Share in any Series if such distribution would violate the Delaware Act or other applicable law.

36

(b) Each distribution in respect of any Class A Shares of a Series shall be paid by the Company, directly or through any other Person or agent, only to the Record Holder of such Class A Shares as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s and such Series’ liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 7.4 Distributions in kind. Distributions in kind of the entire or part of a Series Asset to Members are prohibited.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1 Records and Accounting.

(a) The Managing Member shall keep or cause to be kept at the principal office of the Company or such other place as determined by the Managing Member appropriate books and records with respect to the business of the Company, each Series and each SP, including all books and records necessary to provide to the Series Members any information required to be provided pursuant to this Agreement or applicable law. Any books and records maintained by or on behalf of the Company or any Series or SP in the regular course of its business, including the record of the Members, books of account and records of Company, Series or SP proceedings, may be kept in such electronic form as may be determined by the Managing Member; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with GAAP, unless otherwise required by applicable law or other regulatory disclosure requirement.

(b) Each Member shall have the right, upon reasonable demand for any purpose reasonably related to the Members interest in the Company (as reasonably determined by the Managing Member) to such information pertaining to the Company as a whole and to each Series in which such Member is a Series Member, as provided in Section 18-305 of the Delaware Act; provided, that prior to such Member having the ability to access such information, the Managing Member shall be permitted to require such Member to enter into a confidentiality agreement in form and substance reasonably acceptable to the Managing Member. For the avoidance of doubt, except as may be required pursuant to Article X, a Member shall only have access to the information (including any Series Designation) referenced with respect to any Series in which such Member is a Series Member and not to any other Series.

(c) Except as otherwise set forth in the applicable Series Designation, within 120 calendar days after the end of the fiscal year and 90 calendar days after the end of the semi-annual reporting date, the Managing Member shall use its commercially reasonable efforts to circulate to each Series Member electronically by e-mail or made available via the Investor Platform:

37

(i) a financial statement of such Series (consolidated with its SP) prepared in accordance with GAAP, which includes a balance sheet, profit and loss statement and a cash flow statement; and

(ii) confirmation of the number of Class A Shares in such Series Outstanding as of the end of the most recent fiscal year;

provided, that notwithstanding the foregoing, if the Company or any Series is required to disclose financial information pursuant to the Securities Act or the Exchange Act (including without limitations periodic reports under the Exchange Act or under Rule 257 under Regulation A of the Securities Act), then compliance with such provisions shall be deemed compliance with this Section 8.1(c) and no further or earlier financial reports shall be required to be provided to the Series Members of the applicable Series with such reporting requirement.

Section 8.2 Fiscal Year. Unless otherwise provided in a Series Designation, the fiscal year for tax and financial reporting purposes of each Series shall be a calendar year ending December 31 unless otherwise required by the Code. The fiscal year for financial reporting purposes of the Company shall be a calendar year ending December 31.

ARTICLE IX

TAX MATTERS

Section 9.1 Capital Accounts

(a) There shall be established for each Series Member on the books of the Company a capital account (a “Capital Account”) for the associated Series in accordance with Section 704 of the Code and the Treasury Regulations promulgated thereunder. At the close of each Fiscal Year, and at certain other periods, as in the case of a Transfer of a Class A Share, there shall be determined for each Series Member, its closing Series Capital Account for such period which shall be determined by adjusting such Series Member’s opening Series Capital Account for such period, as the case may be, as follows: (i) by increasing it by (A) such Series Member’s allocable share of each item of the Series’ income and gain for such period, and (B) the Capital Contributions, if any, made by such Series Member to the Series during such period and (ii) by decreasing such Capital Account by (A) the amount of cash distributed to such Series Member by the Series during such period and (B) such Series Member’s allocable share of each item of the Series’ loss and deduction for such period. Each Member’s Capital Account shall be further adjusted with respect to any special allocations or adjustments pursuant to this Agreement.

(b) In the event a Series has commenced its dissolution and liquidation during any period, the closing Capital Accounts of the Members for such Fiscal Year then completed will be determined as of the date of the commencement of such dissolution and liquidation.

(c) As of the end of each Fiscal Year of the Company, each item of income, deduction, gain or loss of each Series (determined in accordance with U.S. tax principles as applied to the maintenance of capital accounts) shall be allocated among the Capital Accounts of the Series Members in proportion to the number of Class A Shares that they hold in the Series at the end of the Fiscal Year, of if their ending Capital Account balances following such allocation are not in proportion to the ending Capital Account balances of the other Series Members in terms of the number of Class A Shares they hold, then the Managing Member shall reallocate items of income, gain, loss or deduction among the Series Members so that their ending Capital Account balances are in proportion to the number of Class A Shares they own at the end of the Fiscal Year.

38

(d) If all or a portion of a Series Member’s Class A Shares are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Class A Shares so transferred. All items of income, profit, deduction or loss realized by the Series for such Fiscal Year, to the extent allocable to such Class A Shares, shall be allocated between the transferor and transferee on the basis of the number of the days in the Fiscal Year before and after the date of the Transfer.

Section 9.2 Tax Allocations. Each item of income, gain, loss or deduction recognized by the Company in respect of a Series shall be allocated among the Series Members for U.S. federal, state and local income tax purposes in the same manner that each such item is allocated to the Member’s Capital Accounts pursuant to Section 9.1(c) or as otherwise provided herein, provided that the Managing Member may adjust such allocations as long as such adjusted allocations have substantial economic effect or are in accordance with the interests of the Series Members in the Company, in each case within the meaning of the Code and the Treasury Regulations. Items of Company taxable income, gain, loss and deduction with respect to any property (other than cash) contributed to the capital of the Company or which is revalued upon the conversion of Class B Shares to Class A Shares or upon the issuance of Class A Shares in a Subsequent Offering shall, solely for tax purposes, be allocated among the Members, as determined by the Managing Member in accordance with Section 704(c) of the Code, so as to take account of any variation between the adjusted basis of such property to the Company for U.S. federal income tax purposes and its fair market value at the time of contribution or revaluation, as the case may be. The Managing Member shall determine in its sole discretion whether any such revaluation is required to comply with the applicable provisions of the Code and Treasury Regulations. All of the Members agree that the Managing Member is authorized to select the method or convention, or to treat an item as an extraordinary item, in relation to any variation of any Member’s interest in the Company described in section 1.706-4 of the Treasury Regulations in determining the Members’ distributive shares of Company items. All matters concerning allocations for U.S. federal, state and local and non-U.S. income tax purposes, including accounting procedures, not expressly provided for by the terms of this Agreement shall be determined by the Managing Member in its sole discretion.

Section 9.3 Tax Matters.

(a) The Managing Member (shall designate a Person as the Tax Representative of the Company for purposes of Section 6223 of the Code (“Tax Representative”) and any similar provision under any state or local or non-U.S. tax laws, and such Person shall be responsible for acting as the liaison between the Company and the Internal Revenue Service (“Service”). The Tax Representative shall have the exclusive authority and discretion to determine all matters and shall be authorized to take any actions necessary with respect to preparing and filing any U.S. federal, state or local or non-U.S. tax returns of the Company and each Series, to make or cause the Company and each Series to make any elections required or permitted to be made by the Company and Series under any provisions of the Code or any other applicable laws and has the sole authority under the Code to deal with the Service regarding any audit, examination or investigation (including any judicial or administrative proceeding) of the Company or Series by any U.S. federal, state or local or non-U.S. taxing authority (“Tax Proceeding”) to the exclusion of all Members. At any time during an audit by the Service of the Company, the Managing Member shall have the authority to remove, with or without cause, the Tax Representative and appoint a replacement Tax Representative.

39

(b) Each of the Members consents to and agrees to become bound by all actions of the Tax Representative, including any contest, settlement or other action or position which the Tax Representative may deem proper under the circumstances. The Members specifically acknowledge, without limiting the general applicability of this Section 9.3, that the Tax Representative will not be liable, responsible or accountable in damages or otherwise to the Company, Series or any Member with respect to any action taken by it in its capacity as a Tax Representative, except if determined to have engaged in fraud or willful misconduct in a non-appealable judgment by a court of competent jurisdiction. All reasonable out-of-pocket expenses incurred by the Tax Representative in such capacity will be considered expenses of the associated Series and shall be considered an Extraordinary Expense for which the Tax Representative will be entitled to full reimbursement.

(c) In connection with any Tax Proceeding, the Tax Representative shall resolve each issue in the Tax Proceeding only in accordance with the affirmative accession of the Managing Member to the advice of the Tax Representative made, either independently or in consultation with the Company’s tax counsel or preparer, after appropriately articulating to it the issues involved and the dynamics of the impact upon the Company and the Series Members with respect to any such proposed posture.

(d) If, in connection with a Tax Proceeding, the Service assesses a tax against the Company or a Series, the Tax Representative, acting under Section 6225(c)(2) of the Code, may require all of the Series Members, or Persons who were previously Series Members of the Series as to the applicable taxable year, to file amended tax returns and to pay their share of such assessed tax for such applicable period, in proportion to the share of partnership income or loss ascribed to each for such year. This provision shall survive each Person’s cessation as a Series Member of the associated Series or any amendment or termination of this Agreement for so long as a tax return of the Series as to which any Person was a Series Member would be open to audit, and each Person signing this Agreement as a Series Member hereby agrees to indemnify the Company, the Series and the other Series Members from and against any amounts of assessed taxes as they would be otherwise obligated to pay in accordance with this Section 9.3.

(e) The Members acknowledge that the Managing Member reserves the right to supplement or amend any applicable provisions of this Agreement, including as to this Section 9.3, to address such additional processes or procedures as may be indicated to reasonably facilitate the Company’s compliance with the Code.

40

(f) The Series Members shall provide the Company with such information, which may be necessary or desirable in connection with preparing and filing tax elections or otherwise in connection with the compliance with applicable tax laws, including providing information in connection with any tax elections permitted thereunder. The Managing Member shall cause to be prepared and filed all tax returns of the Company and each Series that are required to be filed for U.S. federal, state or local or non-U.S. tax purposes and shall make all determinations as to tax elections by the Company. The Company shall use reasonable efforts to furnish to all Series Members tax information as is reasonably required for U.S. federal, state and local income tax reporting purposes as soon as practicable following the end of the fiscal year. Each Series Member shall be required to report for all tax purposes consistently with such information provided by the Company.

(g) Notwithstanding anything otherwise to the contrary herein, the Managing Member is authorized to take any action that may be required to cause the Company and each Series to comply with any withholding or other similar requirements established pursuant to the Code or any other provision of U.S. federal, state or local or non-U.S. tax law or otherwise. To the extent the Company or Series is required to or elects to withhold and pay over or otherwise pay any withholding or other taxes payable, or required to be deducted, by the Company or any Series pursuant to the Code or any provision of U.S. federal, state or local or non-U.S. tax law or otherwise, attributable to a Series Member (including taxes attributable to income or gain allocable to such Series Member) or resulting from such Series Member’s participation in a Series or a Transfer of Class A Shares to such Series Member, the Managing Member may treat the amount withheld as a distribution of cash to the extent such Series Member would have received a cash distribution but for such withholding or other taxes. To the extent that such payment exceeds the cash distribution that such Series Member would have received but for such withholding or other taxes, the Managing Member shall notify such Series Member as to the amount of such excess and such Series Member shall make a prompt payment to the Company of such amount by wire transfer, which payment shall not constitute a Capital Contribution of such Series Member.

ARTICLE X

REMOVAL OF THE MANAGING MEMBER AND ASSET MANAGER

Section 10.1 Removal. The Series Members of the Company acting by way of a Company Super Majority Approval may elect to remove the Managing Member and Asset Manager at any time if the Managing Member or Asset Manager, as applicable, is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud or willful misconduct through the acts or omissions of an executive officer, director or manager in connection with a Series or the Company and which has a material adverse effect on the Company or Series, as applicable. The Managing Member shall call a meeting of all of the Series Members of the Company within 30 calendar days of such final non-appealable judgment at which the Series Members may vote to remove the Managing Member and Asset Manager, as stated above, and if so removed, appoint by a Company Majority Approval a replacement Managing Member and Asset Manager to succeed in such capacities for the Company and each Series under such terms, including compensation, as the Series Members may approve.  If such approval for a replacement Managing Member or Asset Manager is not obtained, the Company, by a Company Majority Approval, shall appoint a Liquidator for the Company and each Series, and the Company and each Series shall dissolve and liquidate under Article XI. If the Series Members elect to continue the Company, each Series may elect, by a Majority Vote within sixty (60) days of the election to continue, to dissolve and sell its associated Artwork, with the replacement Managing Member acting as the Liquidator for such Series. If the Managing Member fails to call a meeting as required by this Article X, then any Series Member shall have the ability to demand a list of all Record Holders of the Company pursuant to Section 8.1(b) and to call a meeting at which such a vote shall be taken. The date the Managing Member and Asset Manager are removed is referred to herein as the “Removal Date.”

41

Section 10.2 Asset Manager. In the event of the removal and replacement of the Asset Manager, it shall be entitled to receive all fees and compensation that are due and payable under the Asset Management Agreement as of the Removal Date, and it shall pay all Operating and Offering Expenses that are due and payable as of the Removal Date. The replacement Asset Manager (including the Liquidator as described below) shall be entitled to all fees and compensation, and shall pay all Operating and Offering Expenses, which become due and payable following the Removal Date. The Asset Manager shall assist the replacement Asset Manager with the transition, including providing actual or copies of all books, records, documents or agreements relating to the Series in its possession or control.

Section 10.3 Managing Member and Liquidator.

(a) If the Company is being continued and not liquidated following the removal of the Managing Member, the replacement Managing Member may, at its option, elect to acquire the Class A and B Shares in each Series held by the departing Managing Member and any aShareX Party for their fair market value based on the then current share price of the Class A Shares of such Series, taking into account the number of Class A Shares that the Managing Member would receive upon a conversion of the Class B Shares pursuant to the Conversion Formula. Such payment shall be made by wire transfer in immediately available funds to the account of the Managing Member on the Transfer of such Class A and B Shares.

(b) Liquidation of the Company or a Series. In the event of a dissolution and liquidation of the Company or a Series under this Article X, the Liquidator appointed for such purpose pursuant to Section 10.1 shall proceed to sell the Artwork of the affected Series under commercially reasonable terms and at such time as will afford the Series to obtain favorable pricing under the circumstances, and distribute the Net Sales Proceeds among the Class A and B Shares of the Series in accordance with Section 11.3.  The Liquidator will thereafter attend to the liquidation of the Series and its associated SP. The Liquidator shall replace the Asset Manager as the replacement Asset Manager under the terms of the Asset Management Agreement as set forth in Section 10.2.

Section 10.4 Survival. The indemnification and exculpation provisions of this Agreement and the Asset Management Agreement shall continue to survive the Removal Date.

ARTICLE XI

DISSOLUTION, TERMINATION AND LIQUIDATION

Section 11.1 Dissolution and Termination.

(a) The Company and each Series shall not be dissolved by the admission of Series Members or the withdrawal of a transferring Member following a Transfer associated with any Series. The Company shall dissolve, and its affairs shall be wound up, upon:

42

(i) the sale, exchange or other disposition of all or substantially all of the assets and properties of all Series (which shall include the obsolesce of the Series Assets) and the subsequent election to dissolve the Company by the Managing Member;

(ii) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act;

(iii) at any time that there are no Members of the Company, unless the business of the Company is continued in accordance with the Delaware Act; or

(iv) a vote by the Series Members to dissolve the Company following the for-cause removal of the Managing Member in accordance with Article X.

(b) Unless otherwise provided in the Series Designation, a Series shall terminate, and its affairs shall be wound up, upon:

(i) the dissolution of the Company pursuant to Section 11.1(a);

(ii) the sale, exchange or other disposition of all or substantially all of the assets and properties of such Series for cash (which shall include the obsolesce of the Series Asset) and the subsequent election to dissolve the Series by the Managing Member (the termination of the Series pursuant to this sub-paragraph shall not require the consent of the Series Members);

(iii) an event set forth as an event of termination of such Series in the Series Designation establishing such Series; or

(iv) at any time that there are no Members of such Series, unless the business of such Series is continued in accordance with the Delaware Act.

(c) The dissolution of the Company or any Series pursuant to Section 18-801(a)(3) of the Delaware Act shall be strictly prohibited.

Section 11.2 Liquidator; Dissolution of the Company. Upon dissolution of the Company, the Managing Member shall select one or more Persons (which may be the Managing Member) to act as Liquidator. In the case of a dissolution of the Company, (i) the Liquidator shall be entitled to receive compensation for its services as Liquidator; (ii) the Liquidator shall agree not to resign at any time without 15 days’ prior notice to the Managing Member but may be removed at any time by the Managing Member; (iii) upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days be appointed by the Managing Member. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XI, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing Member under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein. In the case of a termination of a Series, other than in connection with a dissolution of the Company, the Asset Manager shall act as Liquidator.

43

Section 11.3 Liquidation of a Series. In connection with the liquidation of a Series, whether as a result of the dissolution of the Company or the termination of such Series, the Liquidator shall proceed to dispose of the assets of such Series, discharge its liabilities, dissolve and liquidate the associated SP, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Sections 18-215 and 18-804 of the Delaware Act, the terms of any Series Designation and the following:

(a) Subject to Section 11.3(c), the assets may be disposed of by auction or private sale on such commercially reasonable terms as the Liquidator may determine. The Liquidator may defer a sale for a reasonable time if it determines that an immediate sale of the Artwork would be impractical or would cause undue loss to the Members associated with such Series. Following the sale of the Artwork, the Liquidator shall proceed to liquidate the Series and its associated SP.

(b) Liabilities of each Series include amounts owed to the Liquidator as compensation for serving in such capacity under the Asset Management Agreement (subject to the terms of Section 11.2) as well as any outstanding Extraordinary Loans or unpaid Extraordinary Expenses. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c) Subject to the terms of any Series Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Class A Shares of the applicable Series), all Net Sales Proceeds shall be distributed (i) to the Record Holders of the Class B Shares to the extent of the Valuation Appreciation of the Artwork associated with the Series multiplied by a fraction, the numerator of which is the outstanding Class B Shares and the denominator of which is 1,000, and (ii) the remaining Net Sales Proceeds and any other cash distributions shall be distributed to the Record Holders of the Class A Shares, in proportion to their Class A Shares.

Section 11.4 Cancellation of Certificate of Formation. In the case of a dissolution of the Company, upon the completion of the distribution of all Net Sales Proceeds in connection with the termination of all Series (other than the reservation of amounts for payments in respect of the satisfaction of liabilities of the Company or any Series), the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken by the Liquidator or the Managing Member, as applicable.

44

Section 11.5 Return of Contributions; Negative Capital Account Balances. None of the Members, the Managing Member or any other aShareX Party will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company or any Series to enable it to effectuate, the return of the Capital Contributions of the Series Members associated with a Series, or any portion thereof, it being expressly understood that any such return shall be made solely from the associated Series Assets. No Member shall be required to restore a negative balance in its Capital Account in the Company or in any Series in which it is a Series Member upon the dissolution and liquidation of the Company or such Series.

Section 11.6 Waiver of Partition. To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company or Series Assets.

ARTICLE XII

AMENDMENT OF AGREEMENT, SERIES DESIGNATION

Section 12.1 General. Except as provided in Section 12.2, the Managing Member may amend any of the terms of this Agreement or any Series Designation as it determines in its sole discretion and without the consent of any of the Series Members. Without limiting the foregoing, the Managing Member, without the approval of any Series Member, may amend any provision of this Agreement or any Series Designation, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change that the Managing Member determines to be necessary or appropriate in connection with any action taken or to be taken by the Managing Member pursuant to the authority granted in Article V hereof;

(b) a change in the name of the Company or Series, the location of the principal place of business of the Company or Series, the registered agent of the Company or the registered office of the Company;

(c) the admission, substitution, withdrawal or removal of Members in accordance with this Agreement and any Series Designation;

(d) a change that the Managing Member determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that the Company and each Series will continue to be treated as a partnership for U.S. federal income tax purposes;

(e) a change that the Managing Member determines to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act);

(f) a change that the Managing Member determines to be necessary, desirable or appropriate to facilitate the trading of the Class A Shares (including, without limitation, the division of any class or classes or series of Outstanding Class A Shares into different classes or series to facilitate uniformity of tax consequences within such classes or series) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange or over-the-counter market on which Class A Shares are or will be listed for trading, compliance with any of which the Managing Member deems to be in the best interests of the Company and the Members;

45

(g) a change that is required to effect the intent expressed in any Offering Document or the intent of the provisions of this Agreement or any Series Designation or is otherwise contemplated by this Agreement or any Series Designation;

(h) an amendment that the Managing Member determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company, the Managing Member, any officers or any agents of the Company from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act, or plan asset regulations adopted under ERISA, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(i) an amendment that the Managing Member determines to be necessary or appropriate in connection with the establishment or creation of additional Series pursuant to Section 3.3 or the authorization, establishment, creation or issuance of any class or series of Class A Shares of any Series pursuant to Section 3.4 and the admission of Additional Series Members;

(j) any other amendment other than an amendment expressly requiring consent of the Series Members as set forth in Section 12.2; and

(k) any other amendments substantially similar to the foregoing.

Section 12.2 Certain Amendments to this Agreement.

(a) Notwithstanding the provisions of Section 12.1, no amendment to this Agreement affecting all Series shall be made without a Company Majority Approval of the Members, if it would materially and adversely affect the rights or obligations of the Series Members (including disproportionately affecting the holders of any particular Series of Class A Shares as compared to holders of any other Series of Class A Shares).

(b) To the extent a proposed amendment to this Agreement or a Series Designation only affects a Series or more than one Series, but not all Series, such amendment shall not be made as to the affected Series without a Majority Vote by each such affected Series if such amendment materially and adversely affects the rights or obligations of any of the Series Members (including disproportionately affecting the rights of a holder of a Class A Share in such Series as compared to holders of other Class A Shares in such Series).

(c) For the avoidance of doubt, any amendment that would permit a Series to engage in any business activity not related to the ownership, holding for appreciation or disposition of the Artwork or which would modify (i) Section 11.1(a) or give any Person the right to dissolve the Company or Series, (ii) the rights or obligations of the Class B Shares of a Series in a manner that is materially adverse to the Series Members, (iii) the distribution rights of the Series Members, (iv) the rights of the Series Members to approve a sale of the Artwork prior to the eighth year following its Acquisition Date, or to request a sale of the Artwork during the sixth and seventh years following the Acquisition Date, (v) the obligation of the Managing Member to sell the Artwork associated with a Series during the eighth year following the Acquisition Date (subject to the Managing Member’s right to defer such sale for up to one year if, in its reasonable determination, a deferred sale will produce materially better pricing), or (vi) the Members’ voting rights under this Section 12.2, will be conclusively viewed as being materially adverse to the affected Series and its Series Members.

46

(d) No amendments may be made to the Asset Management Agreement for a Series if such amendment would materially increase the rights of the Asset Manager, including by increasing its fees or compensation, or materially increase the obligations of the associated Series or its SP, unless such amendment is approved by a Majority Vote of the affected Series.

Section 12.3 Amendment Approval Process. If the Managing Member desires to amend any provision of this Agreement or any Series Designation, other than as permitted by Section 12.1, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then call a meeting of the Members entitled to vote in respect thereof for the consideration of such amendment. Amendments to this Agreement or any Series Designation may be proposed only by or with the consent of the Managing Member. Such meeting shall be called and held upon notice in accordance with Article XIII of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Managing Member shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by a Company Majority Approval or a Majority Vote, as applicable, unless a greater percentage is required under this Agreement or by Delaware law. The Company shall deliver to each Member prompt notice of the adoption of every amendment made to this Agreement or any Series Designation pursuant to this Article XII.

Section 12.4 Self-Imposed Limitation on Voting Rights. A Class A Member may irrevocably limit or eliminate its voting rights as to specific Class A Shares by providing an irrevocable certification to the Managing Member. In the event a Class A Member does so, the affected Class A Shares shall no longer have any voting rights for so long as such shares are Beneficially Owned by such Class A Member or its Affiliates. Any Class A Member that irrevocably eliminates its voting rights or limits its voting rights with respect to a Series such that under no circumstances would such Class A Member, together with its Affiliates, have the right to cast more than 10% of the total votes in any matter put to a vote of the Class A Members of such Series, shall not be named or have its address or ownership reported in the Company’s ongoing SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K, unless such Person is otherwise deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act. The determination of affiliate status for such purposes shall be made by the Managing Member in its sole and absolute discretion and the Company or its Transfer Agent may require any Class A Member that owns more than 10% of the Class A Shares in a Series to provide a legal opinion and or other information it deems necessary or appropriate to determine such Person’s affiliate status.

Section 12.5 Matters Reserved to the Managing Member. For the avoidance of doubt, and subject to the contrary terms of the Delaware Act, the Managing Member will have sole voting power over all matters not reserved to the approval of the Series Members as set forth in this Agreement.

47

ARTICLE XIII

MEMBER MEETINGS

Section 13.1 Meetings. The Company shall not be required to hold an annual meeting of the Series Members. The Managing Member may, whenever it thinks fit, convene meetings of the Company or any Series; provided it must conduct a meeting of the Series Members of a Series during the sixth and seventh years following the Acquisition Date of the Artwork associated with such Series to vote on the sale or disposition of the Artwork. The Managing Member may call a meeting of the Series Members to consider a sale of the associated Artwork prior to the fifth anniversary of the Acquisition Date if it receives a compelling offer to purchase the Artwork from a Person who is not an Affiliate of an aShareX Entity, or if it determines that the time is opportune to sell the Artwork, in each case in its sole determination. The non-receipt by any Member of a notice convening a meeting shall not invalidate the proceedings at that meeting. The meetings of Series Members may be conducted by video or telephonic communication and voting may be conducted through the Investor Platform. The Company or Series, as applicable, shall provide the Series Members entitled to vote on the matter in question with not less than five (5) nor more than sixty (60) days prior notice of the meeting and the matter to be discussed. At any meeting or on any matter that is to be voted on or consented to by holders of Voting Shares, the then Record Holders may vote in person or by proxy, and such vote may be made, and a proxy may be granted in writing, by means of electronic transmission on the Investor Platform or as otherwise permitted by applicable law. Only such business shall be conducted at a meeting of the Series Members as shall have been brought before the meeting pursuant to the Company’s notice of meeting, unless the Series Members by a Company Majority Approval or Majority Vote, as is applicable, consent otherwise. Any designee of the Managing Member shall preside as chairman of any meeting of the Company or any Series.

Section 13.2 Quorum. No business shall be transacted at any meeting unless a quorum of Members is present at the time when the meeting proceeds to business. In respect of meetings of the Company, Members holding Voting Shares that, if voted for approval of the matter in question, would constitute a 50% Approval Percentage, and in respect of meetings of any Series, Members holding 50% of the Series’ Voting Shares, present in person or by proxy, shall be a quorum for the meeting by the Company or Series, as is applicable. In the event a meeting is not quorate, the Managing Member may adjourn or cancel the meeting, as it determines in its sole discretion. With regard to any subsequently called meeting to discuss the matter sought to be addressed in the adjourned or cancelled meeting, in the case of a Company meeting, Series Members holding Voting Shares that, if voted for approval of the matter in question, would constitute a 25% Approval Percentage, and in the case of a Series meeting, Series Members holding 25% of the Voting Shares of such Series, shall be sufficient to constitute a quorum for the purpose of conducting business of the Company or Series, as is applicable, at such subsequently called meeting.

Section 13.3 Voting. Each Voting Share of a Series shall be entitled to and shall constitute one (1) vote on the matter to be decided by the Series. Except as otherwise set forth in this Agreement, the Voting Shares of a Series shall vote together as a single class on all matters submitted for approval of the Series Members.

48

Section 13.4 Record Date. For purposes of determining the Series Members entitled to notice of or to vote at a meeting of the Company or the Series, the Managing Member may set a Record Date, which shall not be less than five nor more than 60 days before the date of the meeting. If no Record Date is fixed by the Managing Member, the Record Date shall be at the close of business on the day next preceding the day on which notice is given. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment or postponement of the meeting; provided, however, that the Managing Member may fix a new Record Date for the adjourned or postponed meeting.

Section 13.5 Managing Member Approval. Other than as provided for in Article X, the submission of any action of the Company or a Series to Members for their consideration shall first be approved by the Managing Member; provided that the Managing Member must call a meeting of Series Members in the sixth and seventh years following the Acquisition Date of the associated Artwork to vote on its sale or disposition. The Managing Member shall have full power and authority concerning the manner of conducting any meeting of the Series Members, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article 13, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Managing Member shall designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company.

Section 13.6 Action By Members without a Meeting. Any action required or permitted to be taken by the Record Holders of the Class A Shares of a Series may be taken without a meeting by the written consent of such Record Holders entitled to cast a sufficient number of votes to approve the matter as required by statute or this Agreement, as the case may be.

Section 13.8 aShareX Party Votes. Unless otherwise expressly provided in this Agreement, the Managing Member and any of the aShareX Parties who hold any Class A Shares shall not be entitled to vote in their capacity as a holder of such Class A Shares on matters submitted to the Series Members for approval, and no such Class A Shares shall be deemed Outstanding for purposes of any such vote; provided that such exception shall not apply to any vote by Series Members to approve the sale or disposition of the Artwork associated with such Series.

ARTICLE XIV

CONFIDENTIALITY

Section 14.1 Confidentiality Obligations. All information contained in the accounts and reports prepared in accordance with Article VIII and any other information disclosed to a Series Member under or in connection with this Agreement are confidential and non-public and each Series Member undertakes to treat that information as confidential  and to hold it in confidence. No Series Member shall, and each Series Member shall ensure that every Person connected with or associated with that Series Member shall not, disclose to any Person or use to the detriment of any Company Group Member, any Series Member or any Series Assets any confidential information which may have come to its knowledge concerning the affairs of any Company Group Member, Series Member or actual or potential Series Asset.  Each Series Member shall use any such confidential information exclusively for the purposes of monitoring and evaluating its investment in the Series. This Section 14.1 is subject to Section 14.2 and Section 14.3.

49

Section 14.2 Exempted information. The obligations set out in Section 14.1 shall not apply to any information which:

(a) is public knowledge and readily publicly accessible as of the date of such disclosure;

(b) becomes public knowledge and readily publicly accessible, other than as a result of a breach of this Article XIV by any Person; or

(c) has been publicly filed with the SEC.

Section 14.3 Permitted Disclosures. The restrictions on disclosing confidential information set out in Section 14.1 shall not apply to the disclosure of confidential information by a Series Member:

(a) to any Person, with the prior written consent of the Managing Member (which may be given or withheld in the Managing Member’s sole discretion);

(b) if required by law, rule or regulation applicable to the Series Member (including without limitation disclosure of the tax treatment or consequences thereof), or by any Governmental Entity having jurisdiction over the Series Member, or if requested by any Governmental Entity having jurisdiction over the Series Member, but in each case only if the Series Member (unless restricted by any relevant law or Governmental Entity): (i) provides the Managing Member with reasonable advance notice of any such required disclosure; (ii) consults with the Managing Member prior to making any disclosure, including in respect of the reasons for and content of the required disclosure; and (iii) takes all reasonable steps permitted by law that are requested by the Managing Member to prevent the disclosure of confidential information (including (A) using reasonable endeavors to oppose and prevent the requested disclosure and (B) returning to the Managing Member any confidential information held by the Series Member or any Person to whom the Series Member has disclosed that confidential information in accordance with this Section); or

(c) to its officers, directors, employees, legal advisers, accountants, investment managers, investment advisers and other professional consultants who would customarily have access to such information in the normal course of performing their duties, but subject to the condition that each such Person is bound either by professional duties of confidentiality or by an obligation of confidentiality in respect of the use and dissemination of the information no less onerous than this Article XIV.

50

ARTICLE XV

GENERAL PROVISIONS

Section 15.1 Addresses and Notices.

(a) Any notice to be served in connection with this Agreement shall be served in writing (which, for the avoidance of doubt, shall include e-mail) and any notice or other correspondence under or in connection with this Agreement shall be delivered to the relevant party at the address given on the Investor Platform or in a Series Member’s Form of Adherence, or to such other address as may be notified in writing for the purposes of this Agreement to the party serving the document and that appears in the books and records of the relevant Series, including the Investor Platform. The Company intends to make transmissions by electronic means to ensure prompt receipt and may also publish notices or reports on a secure electronic application pursuant to the Investor Platform to which all Members have access, and any such publication shall constitute a valid method of serving notices under this Agreement.

(b) Any notice or correspondence shall be deemed to have been served as follows:

(i) in the case of hand delivery, on the date of delivery if delivered before 5:00 p.m. pst on a Business Day and otherwise at 9:00 a.m. pst on the first Business Day following delivery;

(ii) in the case of service by overnight courier, on the first Business Day after the day on which it was posted to the courier service (three Business Days if the delivery is international);

(iii) in the case of email (subject to oral or electronic confirmation of receipt of the email in its entirety), on the date of transmission if transmitted before 5:00 p.m. pst on a Business Day and otherwise at 9:00 a.m. pst on the first Business Day following transmission; and

(iv) in the case of notices published on the Investor Platform, on the date of publication if published before 5:00 p.m. pst on a Business Day and otherwise at 9:00 a.m. pst on the first Business Day following publication.

(c) In proving service (other than service by e-mail), it shall be sufficient to prove that the notice or correspondence was properly addressed and left at or posted to the place to which it was so addressed.

(d) Any notice to the Company (including any Series) shall be deemed given if received by the Managing Member at the principal office of the Company designated pursuant to Section 2.3. The Managing Member may rely and shall be protected in relying on any notice or other document from a Series Member or other Person if believed by it to be genuine.

Section 15.2 Further Action. The parties to this Agreement shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.4 Integration. This Agreement, together with the applicable Form of Adherence for each Member, the Asset Management Agreement and any applicable Series Designation, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

51

Section 15.5 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company or any Series.

Section 15.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 15.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto (which signature may be provided electronically) or, in the case of a Person acquiring a Class A Share, upon acceptance of its executed Form of Adherence.

Section 15.8 Applicable Law and Jurisdiction.

(a) This Agreement and the rights of the parties shall be governed by and construed in accordance with the laws of the State of Delaware. Non-contractual obligations (if any) arising out of or in connection with this Agreement (including its formation) shall also be governed by the laws of the State of Delaware. The rights and liabilities of the Members in the Company and each Series and as between them shall be determined pursuant to the Delaware Act and this Agreement. To the extent the rights or obligations of any Member are different by reason of any provision of this Agreement than they would otherwise be under the Delaware Act in the absence of any such provision, or even if this Agreement is inconsistent with the Delaware Act, this Agreement shall control, except to the extent the Delaware Act prohibits any particular provision of the Delaware Act to be waived or modified by the Members, in which event any contrary provisions hereof shall be valid to the maximum extent permitted under the Delaware Act.

(b) To the fullest extent permitted by applicable law, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement, or the transactions contemplated hereby shall be brought in Chancery Court in the State of Delaware and each Member hereby consents to the exclusive jurisdiction of the Chancery Court in the State of Delaware (and of the appropriate appellate courts therefrom) in any suit, action or proceeding, and irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. To the fullest extent permitted by applicable law, each Member hereby waives the right to commence an action, suit or proceeding seeking to enforce any provisions of, or based on any matter arising out of or in connection with, this Agreement, or the transactions contemplated hereby or thereby, in any court outside of the Chancery Court in the State of Delaware except to the extent otherwise explicitly provided herein. The provisions of this Section 15.8(b) shall not be applicable to an action, suit or proceeding to the extent it pertains to a matter as to which the claims are exclusively vested in the jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or if the Chancery Court in the State of Delaware does not have jurisdiction over such matter. The Company acknowledges for the avoidance of doubt that this Section 15.8(b) shall not apply to claims arising under the Securities Act and the Exchange Act, and by agreeing to the provisions of this Section 15.8(b), each Member will not be deemed to have waived compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

52

(c) Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any court. Without limiting the foregoing, each party agrees that service of process on such party by written notice pursuant to Section 11.1 will be deemed effective service of process on such party.

(d) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EVERY PARTY TO THIS AGREEMENT AND ANY OTHER PERSON WHO BECOMES A MEMBER OR HAS RIGHTS AS AN ASSIGNEE OF ANY PORTION OF ANY MEMBER’S CLASS A SHARE HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AS TO ANY MATTER UNDER THIS AGREEMENT OR IN ANY OTHER WAY RELATING TO THE COMPANY, ANY SERIES OR THE RELATIONS UNDER THIS AGREEMENT OR OTHERWISE AS TO THE COMPANY AND EACH SERIES, ON THE ONE HAND, AND SUCH PARTIES  OR  PERSONS, ON THE OTHER HAND. NOTWITHSTANDING THE ABOVE, THE FOREGOING WAIVER OF THE RIGHT TO A JURY TRIAL DOES NOT APPLY TO CLAIMS ARISING UNDER THE SECURITIES ACT AND THE EXCHANGE ACT.

Section 15.9 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.10 Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

53

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

MANAGING MEMBER

ASHAREX HOLDINGS, LLC

By:	aShareX, Inc. its sole member

By:	/s/ Alan Snyder
Alan Snyder, Chairman and
Chief Executive Officer

COMPANY

ASHAREX FINE ART, LLC

By:	aShareX Holdings, LLC,
its Managing Member

By:	/s/ Alan Snyder
Alan Snyder, Chairman and
Chief Executive Officer

54